UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AGILYSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

February 20, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Agilysys, Inc., which will be held at 8:00 a.m., local time, on Thursday, March 26, 2009, at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

The matters to be addressed at the meeting include the election of three Class B Directors and ratification of the appointment of Ernst & Young LLP by the Company as its independent registered public accounting firm.

It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed WHITE proxy card, in the envelope provided, at your earliest convenience.

Thank you for your cooperation and continued support.

/s/  KEITH M. KOLERUS
Keith M. Kolerus
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
SHARE OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CORPORATE GOVERNANCE AND RELATED MATTERS
EXECUTIVE COMPENSATION
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2008 YEAR-END
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008
PENSION BENEFITS FOR FISCAL YEAR 2008
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008
TERMINATION AND CHANGE IN CONTROL
DIRECTOR COMPENSATION FOR FISCAL YEAR 2008
AUDIT COMMITTEE REPORT
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF AUDITORS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PERSON TRANSACTIONS
SHAREHOLDER PROPOSALS

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Agilysys Inc. (the “Company”), will be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio, 44139, on Thursday March 26, 2009, at 8:00 a.m., local time, for the following purposes:

1. To elect three Class B members of the Board of Directors of the Company to hold office for a term expiring in 2011;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on February 12, 2009 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

The Board of Directors intends to nominate for election as Directors the three (3) persons named in Proposal No. 1 in the Proxy Statement accompanying this Notice, each of whom is currently serving as a Director of the Company. Please note that certain entities affiliated with Ramius Advisors, LLC (the “Ramius Group”) have provided notice that they intend to nominate their own slate of three (3) nominees for election as Directors at the Annual Meeting and solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to all of the nominees named in Proposal No. 1. We do not endorse the election of any of the Ramius Group’s nominees as Director. You may receive proxy solicitation materials from the Ramius Group or other persons or entities affiliated with them, including an opposition proxy statement and proxy card. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RAMIUS GROUP. Even if you have previously signed a proxy card sent by the Ramius Group, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Ramius Group or any person other than Agilysys, Inc.

By Order of the Board of Directors.

Lawrence N. Schultz
Secretary
February 20, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on March 26, 2009.

The Proxy Statement and Annual Report to Shareholders are available at
http://www.Agilysys.com/ProxyMaterials.

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY, SOLON, OHIO 44139

Mailed to Shareholders on or about February 20, 2009

PROXY STATEMENT

Annual Meeting of Shareholders to be held on March 26, 2009

The WHITE proxy card enclosed with this Proxy Statement is solicited by the Board of Directors of Agilysys, Inc. (the “Company”), and is to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on March 26, 2009, and any adjournments of the Annual Meeting. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which is provided with this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before the Proxy’s exercise or in the open meeting. Unless so revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted according to the directions given in the Proxy.

The holders of Common Shares of the Company (the only class of shares outstanding) can vote at the Annual Meeting. At the close of business on February 12, 2009 — the date fixed for purpose of determining which shareholders can vote — there were 22,672,040 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company’s Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors will be elected as Directors if they receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the holders of Common Shares present in person or represented by Proxy and entitled to vote (“Proposal 1”). Abstentions and broker non-votes will count as votes present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on Proposal 1. By Nasdaq and SEC rule, appointment of the Company’s independent auditor is the direct responsibility of the Company’s Audit Committee. The Company’s Board of Directors has determined, however, to seek shareholder ratification of that selection as a good practice to provide shareholders an avenue to express their views on this important matter. If the affirmative vote of a majority of the shareholders voting fail to ratify the appointment by the Company of Ernst & Young LLP (“Proposal 2”), the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves to itself the right to appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

If not less than 48 hours before the start time of the Annual Meeting any shareholder gives written notice to the Chief Executive Officer, a Senior Vice President or the Secretary of the Company that he, she or it wants the voting for the election of Directors to be cumulative, the shareholder giving notice or a representative of that shareholder, the Chairman or the Secretary will make an announcement about such notice at the start of the Annual Meeting. Cumulative voting means that each shareholder may cumulate his, her or its voting power for the election by distributing a number of votes, determined by multiplying the number of Directors to be elected in this meeting times the number of the shareholder’s Common Shares. The shareholder may distribute all of the votes to one individual Director nominee, or distribute his, her or its votes among two or more Director nominees, as the shareholder chooses. As of the date of this Proxy Statement, neither the Ramius Group (as hereinafter defined) nor any other shareholder has notified us of its intention for voting to be cumulative. The Ramius Group has indicated, however, in its revised preliminary proxy statement relating to the Annual Meeting that it intends to give notice that it wants cumulative voting used at the Annual Meeting for the election of Directors. If the Company receives such a notice, it will advise shareholders that cumulative voting will be in effect for the Annual Meeting.

The Company has received notice from certain entities affiliated with Ramius Advisors, LLC, namely, Ramius Value and Opportunity Master Fund Ltd, Parche, LLC, Ramius Enterprise Master Fund Ltd, RCG PB, Ltd., Ramius Advisors, LLC, RCG Starboard Advisors, LLC, Ramius LLC, C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, John Mutch, Steve Tepedino and James Zierick (collectively, the “Ramius Group”) of their intention to nominate three (3) nominees (collectively, the “Ramius Nominees”) for election to the Company’s Board of Directors at the Annual Meeting.

The Ramius Nominees are not endorsed by the Company’s Board of Directors. We urge shareholders NOT to vote any proxy card that you may receive from the Ramius Group. The Company’s Board of Directors urges you to vote the enclosed WHITE proxy card FOR ALL of our nominees for Director: Thomas A. Commes, R. Andrew Cueva and Howard M. Knicely.

The Company is not responsible for the accuracy of any information provided by or relating to the Ramius Group contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Ramius Group or any other statements that the Ramius Group may otherwise make. The Ramius Group will choose which shareholders receive the Ramius Group’s proxy solicitation materials.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this Proxy Statement that does not relate to historical information may be deemed to constitute forward-looking statements. The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe” or similar expressions identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. This Proxy Statement contains forward-looking statements with respect to the strategic direction, plans, objectives, future performance and business of Agilysys and its subsidiaries, the markets and industry in which our businesses participate. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither Agilysys nor any of its subsidiaries undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Background of Discussions with the Ramius Group

On May 12, 2008, members of the Company’s management team, including Martin Ellis, met with members of the Ramius Group to discuss matters relating to the Company, including the potential nomination of directors to the Company’s Board of Directors by the Ramius Group. On May 15, 2008, Mr. Ellis and others at the Company held a conference call with members of the Ramius Group to negotiate a letter agreement to extend the Company’s discretionary voting deadline in connection with the Annual Meeting with respect to proposals submitted by the Ramius Group (the “Letter Agreement”), and on May 16, 2008, the Ramius Group and the Company entered into the Letter Agreement.

On May 20, 2008, members of the Company’s management team held a conference call with members of the Ramius Group to discuss candidates proposed by Ramius to be appointed to the Board and certain other issues, including the Ramius Group’s desire to reconfigure the composition of the Board. Thereafter, on May 21, 2008, the Ramius Group sent a letter to the Company’s Board asking the Company to broaden the scope of the Company’s engagement with its financial advisor to assist the Board in reviewing strategic alternatives, including divesting the Company’s hospitality business, divesting the Company’s retail business, significantly reducing corporate overhead or selling the Company to a strategic or financial buyer. In its letter, the Ramius Group also asked the Company’s Board to meet and interview the Ramius Group’s potential Board appointees.

On May 23, 2008, the Company and the Ramius Group held a conference call to negotiate a letter agreement to further extend the Company’s discretionary voting deadline in connection with the Annual Meeting, and on May 30, 2008, the Ramius Group and the Company entered into a letter agreement that superseded, in all respects, the Letter Agreement and further extended the Company’s discretionary voting deadline in connection with the Annual Meeting with respect to proposals submitted by the Ramius Group (the “May 30 Letter Agreement”).

On June 5, 2008, Messrs. Robert Bailey and Peter Coleman of the Company met with members of the Ramius Group at the Company’s Boca Raton offices to give members of the Ramius Group the opportunity to gain a better understanding of the Company’s individual businesses. On June 13, 2008, the Company and the Ramius Group entered into a letter agreement that superseded, in all respects, the May 30 Letter Agreement and further extended the Company’s discretionary voting deadline in connection with the Annual Meeting with respect to proposals submitted by the Ramius Group. During this time, Company representatives participated in a number of conference calls with members of the Ramius Group to discuss possible settlement options, including an offer by the Company to appoint a principal of the Ramius Group to the Board.

On June 20, 2008, as part of the ongoing conversations, the Ramius Group delivered a letter to the Company nominating John Mutch, Steve Tepedino and James Zierick for election as directors on the Company’s Board. On June 25, 2008, the Company issued a press release in which it announced that the Board had formed a special committee of five Directors to oversee an evaluation of the Company’s strategic alternatives.

On October 10, 2008, the Ramius Group issued a public letter to the Board concerning the Ramius Group’s views about the Company’s performance, and expressing its desire for the prompt completion of the Company’s strategic alternatives review process. On October 22, 2008, the Company announced that the Board had completed its review of strategic alternatives with the assistance of JPMorgan and, as a result of the review, had concluded that the best course of action to maximize shareholder value is to remain as an independent company, realign its cost and overhead structure, and drive value creation.

On October 28, 2008 members of the Ramius Group met with Mr. Ellis and Mr. Curtis Stout, treasurer and a vice president of the Company, to discuss matters relating to the Company’s performance. On November 12, 2008, the Ramius Group filed preliminary proxy materials with the Securities and Exchange Commission in which it proposed its three nominees for election as Directors of the Company. On November 17, 2008, the Company’s Chairman of the Board of Directors, Mr. Kolerus, and Mr. Stout met with members of the Ramius Group. The Company and the Ramius Group have since engaged in a number of discussions regarding, among other things, recent management changes at the Company, the current restructuring that is taking place at the Company, the Board’s perspective on the Company’s position in the market-place and the Company’s desire to resolve the Ramius Group’s issues with the Company.

The Company has attempted and continues to attempt to negotiate a reasonable, cost-effective resolution of the Ramius Group’s proxy process without engaging in a costly proxy contest. As a result of these discussions to date, the Company’s Nominating and Corporate Governance Committee has reviewed each of the three candidates proposed by the Ramius Group and, based upon the Company’s prudent and customary corporate governance and conflict of interest policies, has indicated that two of the three candidates - Mr. John Mutch and Mr. James Zierick - are qualified and acceptable. Subject to final interviews, the Nominating and Corporate Governance Committee has indicated its willingness to recommend and support these two candidates for election to the Company’s Board at, prior to or after the Company’s 2009 Annual Meeting to fill anticipated vacancies on the Board. The Nominating and Corporate Governance Committee also has offered to similarly consider and recommend alternative candidates if the Ramius Group desires. The Ramius Group and the Company have discussed filling two Board positions in exchange for a standstill agreement with the Ramius Group through the Company’s 2010 fiscal year ending March 31, 2010.

Despite a proposal by the Company to invite two of the Ramius Group’s three nominees to join the Company’s Board, the Ramius Group has insisted on continuing its proxy solicitation. After waiting as long as it deemed appropriate to file its preliminary proxy materials in the hopes that a settlement might be reached with the Ramius Group, the Company filed its preliminary proxy materials on January 28, 2009. On February 5, 2009, the Company issued a press release in which it reiterated its desire to work cooperatively with the Ramius Group to address the Ramius Group’s concerns while also avoiding a proxy contest.

SHARE OWNERSHIP

The following table shows the number of Common Shares of the Company beneficially owned by each current Director of the Company and Director nominee; the Chief Executive Officer and each of the current and former Executive Officers of the Company named in the Summary Compensation Table below; all Directors and Executive Officers as a group; persons known to the Company to own beneficially in excess of 5% of the total outstanding Common Shares; and the percent of the class so owned as of January 20, 2009 unless otherwise indicated.

	Number of
	Common Shares
	Beneficially		Percent
Name	Owned(1)		of Class

Directors and Director Nominees (Excluding Executive and Named Officers)(2)
Charles F. Christ	55,720	(3)	.2
Thomas A. Commes	90,714	(4)	.4
R. Andrew Cueva	2,422,932	(5)	10.7
Howard V. Knicely	49,214	(6)	.2
Keith M. Kolerus	57,714	(7)	.3
Robert A. Lauer	60,714	(8)	.3
Robert G. McCreary, III	82,491	(8)	.4
Eileen M. Rudden	13,200		*
Executive (Named) Officers(2)
Martin F. Ellis	316,248	(9)	1.4
Richard A. Sayers, II	367,327	(10)	1.6
All Directors and Executive Officers as a group (10 persons)	1,529,288	(11)	6.6
Named Officers(2)
Arthur Rhein	761,735	(12)(13)	3.3
Robert J. Bailey	171,272	(14)	*
Peter J. Coleman	128,478	(14)	*
Other Persons
Dimensional Fund Advisors L.P.	2,603,777	(15)	11.4
1299 Ocean Ave., 11th Floor Santa Monica, California 90401
MAK Capital One, LLC et al.	4,047,281	(16)	17.9
6100 Red Hook Quarter, 18B, Suites C, 1-6 St. Thomas, VI 00802
Goodwood, Inc.	1,968,260	(17)	8.7
212 King Street West, Suite 201 Toronto, ON, Canada M5H 1K5
Barclays Global Investors, NA	1,414,537	(18)	6.2
45 Fremont Street San Francisco, California 94105
Ramius LLC et al.	2,942,994	(19)	13
599 Lexington Avenue, 20th Floor New York, New York 10022

*	Shares owned are less than one-tenth of one percent of class.

(1)	Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

(2)	The address of each Director and Executive Officer is 28925 Fountain Parkway, Solon, Ohio 44139.

(3)	Includes 37,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(4)	Includes 52,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(5)	Comprised entirely of Common Shares beneficially owned by MAK Capital Fund L.P. Mr. Cueva may be deemed to share beneficial ownership in Common Shares that MAK Capital Fund L.P. may be deemed to beneficially own. However, Mr. Cueva disclaims beneficial ownership of the Common Shares, except to the extent of his pecuniary interest in MAK Capital Fund L.P.’s interest in such Common Shares. The inclusion in this table of the shares beneficially owned by MAK Capital Fund L.P. shall not be deemed an admission by Mr. Cueva of beneficial ownership of all of the reported Common Shares.

(6)	Includes 30,000 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(7)	Includes 22,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(8)	Includes 37,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to Directors under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(9)	Includes (i) 177,000 Common Shares which Mr. Ellis had the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to him under the 2000 Stock Incentive Plan; and (ii) 58,000 restricted Common Shares which Mr. Ellis was granted under the 2006 Stock Incentive Plan, as to which Mr. Ellis has sole voting power, but no dispositive power until such shares have become vested.

(10)	Includes (i) 254,300 Common Shares which Mr. Sayers had the right as a result of Mr. Sayer’s eligibility for early retirement to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii) 46,400 restricted Common Shares which Mr. Sayers was granted under the 2006 Stock Incentive Plan, as to which Mr. Sayers has sole voting power, but no dispositive power until such shares have become vested. The Company defines eligibility for early retirement as the attainment of 55 years of age and 7 years of continuous service.

(11)	The number of Common Shares shown as beneficially owned by the Company’s Directors and Executive Officers as a group includes (i) 664,900 Common Shares which such persons have the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to them under the 1991 Stock Option Plan, the 2000 Stock Incentive Plan, the 1995 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Outside Directors and the 2000 Stock Option Plan for Outside Directors; and (ii) 104,400 restricted Common Shares granted under the 2006 Stock Incentive Plan, as to which participants have sole voting power, but no dispositive power until such shares have become vested.

(12)	On October 20, 2008, Mr. Rhein retired from the Company. Includes 500,000 Common Shares that Mr. Rhein has the right to acquire within 60 days of January 20, 2009, through the exercise of stock options granted to him under the 2000 Stock Incentive Plan.

(13)	Includes 97,175 Common Shares that Mr. Rhein has pledged as security pursuant to a brokerage margin account.

(14)	On October 21, 2008, the employment of Mr. Bailey and Mr. Coleman was terminated.

(15)	As reported on a Schedule 13G/A dated March 5, 2008.

(16)	As reported on a Schedule 13D dated July 1, 2008.

(17)	As reported on a Schedule 13G/A dated February 15, 2008.

(18)	As reported on a Schedule 13G dated February 5, 2008.

(19)	As reported on a Schedule 13D/A dated October 10, 2008. Ramius, LLC et. al filed a Schedule 13D/A with the SEC on October 10, 2008 indicating that, as of October 9, 2008: (A) Ramius Value and Opportunity Master Fund, Ltd had sole voting and dispositive power with respect to 2,342,130 Common Shares; (B) each of Parche, LLC and Ramius Enterprise Master Fund Ltd had sole voting and dispositive power with respect to 323,761 Common Shares; (C) RCG PB, Ltd. had sole voting and dispositive power with respect to 277,103 Common Shares; (D) Ramius Advisors, LLC had sole voting and dispositive power with respect to 600,864 Common Shares; (E) RCG Starboard Advisors, LLC had sole voting and dispositive power with respect to 2,665,891 Common Shares; (F) each of Ramius LLC and C4S & Co., L.L.C. had sole voting and dispositive power with respect to 2,942,994 Common Shares; (G) each of Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss had shared voting and dispositive power with respect to 2,942,994 Common Shares; and (H) Steve Tepedino had sole voting and dispositive power with respect to 7,670 Common Shares. Ramius, LLC et al. also reported that each of John Mutch and James Zierick did not directly own any Common Shares, but, as respective members of a “group” for the purposes of Section 13(d)(3) of the Exchange Act, are each deemed to be a beneficial owner of the 2,343,130 Common Shares owned by Value and Opportunity Master Fund, 323,761 Common Shares owed by Parch, LLC and 277,103 Common Shares owned by RCG PB, Ltd. Both Mr. Mutch and Mr. Zierick have disclaimed beneficial ownership of such Common Shares. The address of the principal office of each of RCG Starboard Advisors, LLC, Parche, LLC, Ramius, LLC, C4S & Co., L.L.C., and Messrs. Cohen, Stark, Strauss and Solomon is 599 Lexington Avenue, 20th Floor, New York, New York 10022. The address of the principal office of each of Ramius Value and Opportunity Master Fund Ltd, Ramius Enterprise Master Fund Ltd and RCG PB, Ltd. is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies. The principal business address of Mr. Mutch is c/o MV Advisors, LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075. The principal business address of Mr. Zierick is c/o Aspyra, Inc., 26115-A Mureau Road, Calabasas, CA 91320. The principal business address of Mr. Tepedino is 8655 East Via de Ventura, Suite E-300, Scottsdale, AZ 85258.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2008.

Equity Compensation Plan Information

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by shareholders (i.e., 1991 Stock Option Plan, Amended and Restated 2000 Stock Incentive Plan, 2006 Stock Incentive Plan and 1995, 1999 and 2000 Stock Option Plans for Outside Directors)	3,526,910	$14.24	2,008,168
Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	3,526,910	$14.24	2,008,168

PROPOSAL 1

ELECTION OF DIRECTORS

At this Annual Meeting, the shareholders will elect three Class B Directors for a term ending at the Annual Meeting in 2011. The Board of Directors’ nominees for election are Thomas A. Commes, R. Andrew Cueva and Howard M. Knicely. Messrs. Commes, Cueva and Knicely currently serve as Directors of the Company. Mr. Cueva was appointed by the Board of Directors to fill the vacancy created by the resignation of Mr. Curtis J. Crawford on June 24, 2008.

The proxyholders named in the accompanying WHITE proxy card, or their substitutes, will vote the Proxy at the Annual Meeting, or any adjournments of the Annual Meeting, for the election of the three Director nominees named above, unless, by marking the appropriate space on the WHITE proxy card, the shareholder instructs that he, she or it withholds authority for the proxyholder to vote. The Ramius Group has indicated in its revised preliminary proxy statement relating to the Annual Meeting that it intends to give notice that it wants cumulative voting used at the Annual Meeting for the election of Directors. If cumulative voting is in effect, unless contrary instructions are received, the proxyholders will have full discretion and authority to vote the shares represented by valid proxies on a cumulative basis for the election of any one or more of the Director nominees as specified above, allocating the votes among the Director nominees in accordance with the proxyholders’ discretion. Each of the nominees has indicated willingness to serve as a Director, if elected. The accompanying WHITE proxy card will not be voted for more than three nominees or for anyone other than the Company’s three nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.

The Ramius Group has indicated its intention to nominate John Mutch, Steve Tepedino and James Zierick as the Ramius Nominees for election as Class B Directors. Shareholders should refer to the Ramius Group’s proxy statement for the backgrounds, qualifications and other information concerning the Ramius Nominees. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RAMIUS GROUP.

For each of the current Director nominees and each of the other Directors who serve on the Board of Directors for the Company, the following table shows: name; principal job for the past five years and Directorships in other publicly-held corporations; the year during which service as a Director began or will begin; age; and when the service as a Director ends or will end.

NOMINEES FOR ELECTION

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Class B Directors
Thomas A. Commes	Retired President and Chief Operating Officer of The Sherwin-Williams Company (Paints and Painting Supplies Manufacturer and Distributor) from June 1986 to March 1999 and a Director of The Sherwin-Williams Company from April 1980 to March 1999; Director, Applied Industrial Technologies, Inc., Pella Corporation and U-Store-It Trust (REIT).	1999	66	2011

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

R. Andrew Cueva	Managing Director of MAK Capital Fund, L.P., since 2005, portfolio manager and analyst at Green Cay Asset Management from 2002 to 2004.	2008	38	2011
Howard V. Knicely	Executive Vice President, Human Resources & Communications of TRW, Inc. (Aerospace, Software Systems and Automotive Components) from 1995 through 2002; from 1989 to 1995, Executive Vice President, Human Resources, Communications and Information Systems at TRW; Director of TRW from April 2001 through 2002.	2002	72	2011

DIRECTORS CONTINUING IN OFFICE
	Class A Directors
Keith M. Kolerus	Retired Vice President, American Division, National Semiconductor (Computer Components), from 1996 to February 1998; Chairman of the Board of Directors of ACI Electronics, LLC, since 2004; Chairman of the Board of Directors, National Semiconductor Japan Ltd., from 1995 to 1998.	1998	62	2010
Robert A. Lauer	Retired from Accenture (formerly known as Andersen Consulting) in August 2000, Mr. Lauer held numerous managing partner responsibilities, operational and service line leadership roles during his thirty-one year career, most recently serving as Managing Partner of Andersen Consulting’s eHuman Performance Global Line of Business.	2001	64	2010
Robert G. McCreary, III	Founder and currently a principal of CapitalWorks, LLC (Private Equity Group), Mr. McCreary has served in numerous managing partner positions in investment banking firms and as a partner in a large regional corporate law firm.	2001	56	2010

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

	Class C Directors
Charles F. Christ	Retired Vice President and General Manager of Components Division, Digital Equipment Corporation (Computer and Office Equipment) from July 1994 to July 1997; Chairman of Board of Directors of Dot Hill Systems Corp. since July 2000; President, Chief Executive Officer and a member of the Board of Directors of Symbios, Inc. from 1997 to August of 1998; member of the Board of Directors of Maxtor, Inc. from August of 1995 until its acquisition in 2006.	1997	69	2009
Martin F. Ellis	President and Chief Executive Officer of the Company since October 20, 2008; prior thereto, Executive Vice President and Chief Financial Officer of the Company since June 3, 2005; prior thereto, Executive Vice President Corporate Development and Investor Relations of the Company since June 2003.	2008	44	2009
Eileen M. Rudden	Retired Vice President, and General Manager Unified Communications Division, Avaya, Inc. (Communication Networks and Systems), from 2003 to September 2007; Entrepreneur in Residence, Axxon Capital, 2001 to 2003: Board of Directors of John H. Harland Company, from 1999 to May 2007.	2007	58	2009

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

In May 2006, the Board of Directors adopted Amended Corporate Governance Guidelines created and approved by the Nominating and Corporate Governance Committee. The Guidelines provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Under these Guidelines, the Board exercises its role in overseeing the Company by electing qualified and competent officers, and by monitoring the performance of the Company. The Guidelines state that the Board and its Committees will exercise oversight in the areas of CEO and executive pay, Director nomination, corporate governance, succession planning, financial reporting, internal controls, and strategic and operational issues. The Guidelines also state Board policy on eligibility for the Board, including Director independence and qualifications for Board candidates, and Board policy describing events that require resignation from the Board. A complete copy of the Guidelines is available on the Company’s website at www.agilysys.com.

Independence

The following Company Directors are independent:

Charles F. Christ
Thomas A. Commes
R. Andrew Cueva(1)
Howard V. Knicely
Keith M. Kolerus
Robert A. Lauer
Robert G. McCreary, III
Eileen M. Rudden

(1)	Mr. Cueva replaced Mr. Curtis J. Crawford after Mr. Crawford resigned from the Board, effective June 24, 2008.

Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all Directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Senior Financial Executives that applies to the Chief Executive Officer, Chief Financial Officer and Controller of the Company and any person performing a similar function. The Code of Business Conduct and the Code of Ethics for Senior Financial Executives are available on the Company’s website at www.agilysys.com. The Company has in place a hotline, managed by an independent third party, that all employees can use to anonymously report potential violations of the Code of Business Conduct or the Code of Ethics for Senior Financial Executives.

Meeting of Board of Directors and Attendance at Annual Meeting

The Board of Directors held seven meetings during Fiscal 2008. During Fiscal 2008, no Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he/she served, during the periods that he/she served. Independent Directors meet regularly in executive session at each Board meeting. Such executive sessions were previously chaired, on a rotating basis, by the Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees. On October 20, 2008, the Board elected Mr. Keith Kolerus as its independent chairman, replacing Mr. Arthur Rhein, who retired effective that same day. As a result, the Board will no longer require that the executive sessions be chaired on a rotating basis.

It is the policy of the Board that all of its members attend the Annual Meeting of Shareholders absent exceptional cause. All of the Directors were in attendance at the 2007 Annual Meeting except one.

Shareholder Communication with Directors

Shareholders and others who wish to communicate with the Board of Directors as a whole, or with any individual Director, may do so by sending a written communication to such Director(s) in care of the Company at its headquarters address. The Company’s corporate counsel will forward the communication to the Director(s) as instructed by the Director.

Committees of the Board

Nominating and
Corporate
	Executive(4)	Audit(4)	Compensation(4)	Governance(4)

Charles F. Christ			X
Thomas A. Commes(1)	X	Chairman		X
Curtis J. Crawford(2)			X	Chairman
Keith M. Kolerus	X	X
Robert A. Lauer			X
Robert G. McCreary, III		X
Arthur Rhein(3)	Chairman
Eileen M. Rudden		X
Howard V. Knicely			Chairman	X

(1)	Audit Committee Financial Expert

(2)	Mr. Crawford resigned from the Board effective June 24, 2008. Mr. McCreary was appointed as the Chairman of the Nominating and Corporate Governance Committee following Mr. Crawford’s resignation. The Board did not replace Mr. Crawford’s seat on the Compensation Committee.

(3)	Mr. Rhein retired from the Board, effective October 20, 2008.

(4)	Neither Mr. R. Andrew Cueva nor Mr. Martin Ellis — the Board’s newest members — have been appointed to serve on any of the Committees of the Board at this time.

Executive Committee.  The Executive Committee exercises the power and authority of the Board of Directors as needed between regular Board meetings. The Executive Committee met once during the last fiscal year.

Audit Committee.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, reviews with the Company’s independent registered public accounting firm the proposed scope of the Company’s annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, is directly responsible for the appointment, determination of compensation, retention and general oversight of the independent registered public accounting firm and reviews any concerns identified by either the internal or external auditor. The Audit Committee held four meetings during the last fiscal year. The Board of Directors has determined that all Audit Committee members are financially literate under the current Nasdaq listing standards. The Board has also determined that Thomas A. Commes qualifies as an “audit committee financial expert” under the rules adopted by the SEC under the Sarbanes-Oxley Act of 2002. In January, 2005, the Board adopted an Amended and Restated Charter, which is available on the Company’s website at www.agilysys.com.

Compensation Committee.  The purpose and mission of the Compensation Committee of the Board of Directors of the Company is to enhance shareholder value by ensuring the pay available to the Board of Directors, Chief Executive Officer and other executive officers enables the Company to attract and retain high-quality leadership and is consistent with the Company’s executive pay policy. As part of its responsibility in this regard, the Compensation Committee oversees the Company’s pay plans and policies, annually reviews and determines all pay (including base salary and the Company’s annual cash incentive, long-term stock incentive, retirement and perquisite plans and programs), administers the Company’s incentive programs (including establishing performance goals, determining the extent to which performance goals are achieved and calculating awards), administers the Company’s equity pay plans (including making grants to the Company’s executive officers) and regularly evaluates the effectiveness of the overall executive pay program. A more complete description of the Compensation Committee’s functions is found in the Compensation Committee’s charter, which is available on the Company’s website at www.agilysys.com.

The Compensation Committee held six meetings during the last fiscal year.

The Company’s Legal department and Human Resources department support the Compensation Committee in its work and, in some cases, as a result of delegation of authority by the Compensation Committee, fulfill various functions in administering the Company’s pay programs. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. In fiscal year 2008, the Compensation Committee relied on the services of Pearl Meyer & Partners, an executive pay consulting firm, to provide input to facilitate the Compensation Committee’s decision-making process regarding the executive pay programs for the executive officers. Specifically, the executive pay consulting firm:

•	Provided input on executive pay levels among a peer group of companies and from published and private salary surveys;

•	Provided long-term incentive plan alternatives;

•	Prepared tally sheets covering all aspects of executive pay; and

•	Assisted in the preparation of the Compensation Discussion and Analysis included in this Proxy Statement.

While the Compensation Committee directly retains the executive pay consulting firm, in carrying out assignments the executive pay consulting firm also interacted with the Company’s executive officers when necessary and appropriate. Specifically, the executive pay consulting firm interacted with the Chief Executive Officer, Chief Financial Officer and Chief Human Resources and Compliance Officer, who provided data and insight on the Company’s compensation programs and business strategies.

Several executive officers, including the Chief Executive Officer and the Chief Human Resources and Compliance Officer, attend Compensation Committee meetings when executive compensation, Company performance, and individual performance are discussed and evaluated by Compensation Committee members. The executive officers provide their thoughts and recommendations on executive pay issues during these meetings and also provide updates on financial performance, divestitures, mergers and acquisitions, industry status and other factors that may impact executive pay. Decisions regarding the Chief Executive Officer’s compensation were based solely on the Compensation Committee’s deliberations while compensation decisions regarding other executive officers took into consideration recommendations from the Chief Executive Officer. Only Compensation Committee members make decisions on executive pay and approve all outcomes.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held four meetings during the last fiscal year. The Nominating and Corporate Governance Committee assists the Board in finding and nominating qualified people for election to the Board, assessing and evaluating the Board’s effectiveness, and establishing, implementing and overseeing the Company’s governance programs and policies. The Nominating and Corporate Governance Committee has hired a third-party executive recruitment firm to help find acceptable nominees for the Board. In January, 2005, the Board adopted an Amended and Restated Charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.agilysys.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of, and recommending to the Board of Directors, individuals to be nominated for membership on the Board of Directors. The Nominating and Corporate Governance Committee considers nominees using the criteria for the composition of the Board and the qualifications of members as outlined in the Company’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees for membership on the Board of Directors. Shareholders may make a nominee recommendation by sending the nomination to the Chairman of the Nominating and Corporate Governance Committee, at the Company’s headquarters address. The recommendation must include:

•	The name and address of the candidate;

•	A brief biography, including his or her job for at least the last ten years, and why the candidate is qualified; and

•	The candidate’s signed consent to serve as a Director if elected and to be named in the Proxy Statement.

The Nominating and Corporate Governance Committee may request additional information from such candidate to assist in its evaluation. The Nominating and Corporate Governance Committee will evaluate any shareholder-recommended nominees in the same way it evaluates candidates recommended by other sources, as described above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2008 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any Company that employed any member of the Company’s Compensation Committee or Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee adopted a pay philosophy, objectives and structure for our Chief Executive Officer and Chief Financial Officer, as well as the three next highest paid executive officers — together, “the Named Officers” — designed to achieve business goals and create long-term shareholder value. Following input from our executive compensation consultant, the Compensation Committee reaffirmed this compensation philosophy, objectives and structure at its meeting on May 23, 2008.

Compensation Philosophy

•	To pay a base salary and annual cash incentives and provide long-term stock incentives targeted at a minimum of the 50th percentile of industry specific market surveys; and

•	To annually review compensation components based on industry specific market surveys and to tie compensation to the dynamics of the business strategy.

Compensation Objectives

•	To attract, retain and motivate executives who can significantly contribute to the success of the Company;

•	To reward the achievement of business objectives that have been approved by the Board;

•	To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies; and

•	To tie a significant portion of executive compensation to the long-term performance of our Common Shares.

Compensation Structure

•	Base Salary — fixed pay that takes into account each executive’s roles and responsibilities, experience, functional expertise and individual performance;

•	Annual Incentives(1) — cash-based variable pay based on the achievement of Company financial and business goals, with target incentives set as a percentage of salary; and

•	Long-Term Incentives — incentives based on the equity of the Company in the form of performance shares and restricted stock granted, designed to influence our executive officers to maximize shareholder value.

(1)	In August 2008, our Compensation Committee modified the basis of Annual Incentives for our Named Officers to be based on achievement of subjective measures.

Key Considerations Guiding Specific Decisions

Annual Goal Setting

Each fiscal year, written goals are established for the Named Officers. These goals are tied to the financial, strategic and operational goals of the Company and include Company and business specific financial targets relating to net sales, gross margin, EBITDA and similar financial measures.

Each Named Officer’s goals are established with input from and are reviewed by the independent Board members. The Chief Executive Officer evaluates the performance and recommends the total compensation award for each Named Officer, other than himself. The Chief Executive Officer’s performance, against these established goals, is reviewed by the Compensation Committee and, based upon that evaluation; the Committee determines the compensation of the Chief Executive Officer. The Committee also reviews the performance of the Company’s other Named Officers, taking into consideration the Chief Executive Officer’s recommendation, and determines their compensation based on that review.

External Benchmarking

We did not conduct a formal external executive compensation study in fiscal year 2008 due to the ongoing change to our business mix. For purposes of determining fiscal 2008 pay levels for our Named Officers, we relied on our fiscal 2007 study. The information was used as a guide by the Compensation Committee in making specific compensation decisions.

For fiscal year 2009, we conducted a formal executive compensation study that showed our current pay levels for Named Officers are generally commensurate with the market median. The information was reviewed by the Compensation Committee in the context of our executive pay philosophy, objectives and current Named Officer pay levels prior to making decisions regarding salary levels and approving target annual incentives and equity grants for fiscal year 2009. We also conducted a formal compensation study that the Compensation Committee and full board used in setting fiscal 2009 Director pay.

Pay Mix

The table below shows the target pay mix for each Named Officer for fiscal year 2008:

			Target Annual	Long Term
		Salary as	Incentives as	Incentive as
		% of Total	% of Total	% of Total
Executive	Title	Compensation	Compensation	Compensation

Arthur Rhein	President & Chief Executive Officer	30%	30%	40%
Martin F. Ellis	Executive Vice President & Chief Financial Officer	35%	21%	44%
Robert J. Bailey	Executive Vice President	35%	21%	44%
Peter J. Coleman	Executive Vice President	35%	21%	44%
Richard A. Sayers, II	Executive Vice President, Chief Human	35%	21%	44%
	Resources and Compliance Officer

Note: The above table takes into account target annual incentives, not actual annual incentive payouts. Long-term incentive percentages are based on the annualized FAS 123R fair value of the equity stock grants as of the date of the grants made in fiscal year 2008 for Messrs. Ellis, Bailey, Coleman and Sayers and the annualized value of the stock option grants made to Mr. Rhein in fiscal 2007. All of the equity grants discussed above were designed to be three-year grants, and vest over the same three-year period, with no additional grants planned for the following two years.

Pay Elements and Programs

Taken together, the incentive components, which are at-risk pay, represent a majority of the direct pay for each Named Officer, while fixed compensation (salary) represents a minority of total pay. Generally, our Chief Executive Officer has a larger overall incentive pay opportunity than other executives because he is believed to have a greater ability to influence financial and shareholder return performance. Our Named Officers have greater opportunities for long-term equity-based incentive compensation than annual cash incentive compensation. As a result, greater emphasis is placed on long-term shareholder value creation than annual financial performance.

(1)	Salary

We set salaries based on the executive’s position, individual performance and relation to pay levels in the competing market. We also take into account changes in salaries in the overall general market. Salaries are reviewed annually by our Compensation Committee at its first meeting after the fiscal year end, and changes in salary are based on the factors discussed above as well as input from our Chief Executive Officer. However, none of the factors are weighted according to any specific formula and new salaries are set based on the Compensation Committee’s discretion and judgment. At its meeting in May 2008, our Compensation Committee did not increase the salary of any of our Named Officers. In its meeting on November 13, 2008, our Compensation Committee discussed recommendations for the salary of Mr. Ellis, who was promoted to President and Chief Executive Officer on October 20, 2008, and Mr. Kenneth J. Kossin, Jr., who was promoted to Sr. Vice President and Chief Financial Officer on October 20, 2008. In determining the salaries, the Compensation Committee applied the same compensation philosophy as described above, applying current data obtained from our executive pay consultant based on salary surveys and information of companies in the industry with revenue similar to that of the Company. On November 14, 2008, our Board agreed to the changes in salary for each as follows: Mr. Ellis — $450,000; Mr. Kossin — $285,000.

(2)	Annual Incentives

Annual incentives are designed to motivate executives to achieve key business goals and objective. We expect that achieving these goals and objectives will result in the creation of shareholder value. Target annual incentives are set at a percentage of salary.

At its May 2007 meeting, the Compensation Committee approved the Fiscal Year 2008 Annual Incentive Plan (the “2008 Annual Plan”). In the 2008 Annual Plan, we set a target incentive for Mr. Rhein of 100% of salary and targets for each of the other executive officers of 60% of salary. Each of these targets was at least at the minimum of the market median, based on information provided by our executive pay consultant. We set maximum payments at 250% of target incentive and threshold payments at 25% of target incentive. Our Compensation Committee believes the payout range provides an effective basis for annual incentive payouts based on the expected near-term volatility of our performance as we transform the Company strategically. No annual incentive payments will be made if threshold financial performance metrics are not met.

The 2008 Annual Plan used three performance measures in order to determine annual incentive payouts, as follows: revenues (25%), EBITDA (50%) and discretionary based on business objectives (25%). The financial performance metrics had to achieve 75% of target before threshold would be paid and 150% of target must be achieved for maximum payout. Each of the above performance measures was independent of the others.

These performance measures were set at levels that were believed to represent achievable performance at the threshold levels, more demanding performance at the 100% target incentive levels, and significantly more difficult performance at the maximum levels, based on recent performance, historical trends and future expectations. For fiscal year 2008, actual outcomes versus the performance objectives resulted in an overall achievement payout of 47.1% of target, which triggered payments as represented in the Summary Compensation Table.

At its May 23, 2008 meeting, our Compensation Committee elected to use the same metrics and weighting as those used under the 2008 Annual Plan for fiscal year 2009 annual incentives. However, in the August 1, 2008 meeting, our Compensation Committee modified the basis of the Annual Incentives for our Named Officers to be based on the achievement of subjective measures. In its meeting on November 13, 2008, our Compensation

Committee discussed recommendations for the annual incentives of Mr. Ellis, who was promoted to President and Chief Executive Officer on October 20, 2008, and Mr. Kenneth J. Kossin, Jr., who was promoted to Sr. Vice President and Chief Financial Officer on October 20, 2008. On November 14, 2008, our Board agreed to annual incentives for each as follows: Mr. Ellis — $337,500; Mr. Kossin — $142,500.

(3)	Long-Term Equity Incentives

We use our 2006 Stock Incentive Plan (the “2006 Equity Plan”) to grant various types of stock-based, or equity incentives, including stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units, performance shares and units, and other equity-based and cash awards. The range of equity awards provides us the flexibility to address specific pay objectives for our executive officers, including motivating the creation of shareholder value and retaining and attracting executives and other employees.

We have no role in the timing of the equity awards, but we provide recommendations to the Compensation Committee regarding who should receive the awards and the amounts. The equity awards, amounts and timing are at the discretion of our Compensation Committee. We chose to award performance shares and restricted stock in fiscal year 2008 for the following reasons:

•	Performance shares were used to drive long-term financial performance over a three year period, ending on March 31, 2010. The performance measures and targets used as the basis for earning the performance shares were a six-month annualized revenue run rate of $1.5 billion by the six months of fiscal 2010 and an EBITDA margin of 6% by or before the same time frame.

•	Restricted shares were used to provide retention for the senior management team while we continued to affect our long-term strategy.

The Compensation Committee determines equity awards in its first Compensation Committee meeting after the beginning of our fiscal year and the grant price is set at the market-closing price on that day. The following grants were made to the Named Officers in fiscal year 2008:

•	Mr. Rhein did not receive a stock award;

•	Messrs. Ellis, Bailey and Coleman each received 40,000 performance shares and 20,000 restricted shares; and

•	Mr. Sayers received 32,000 performance shares and 16,000 restricted shares.

The number of shares awarded in the above grants was at the market median, consistent with our pay philosophy. The performance and restricted shares represent three years of long-term incentive grants, and were made with the expectation that no new equity grants would be made in either fiscal year 2009 or 2010.

Threshold, target and maximum performance objectives were also set for each long-term performance measure. Performance at threshold will result in vesting of 50% of the performance shares, while performance at maximum will result in vesting of 150% of the performance shares. The performance shares will cliff vest on March 31, 2010 based on the Company’s success in achieving performance targets. Messrs. Bailey and Coleman forfeited these shares upon termination of employment on October 21, 2008.

The restricted stock will vest on the following schedule: 10% of the shares vested on March 31, 2008, 30% will vest on March 31, 2009 and the remaining 60% will vest on March 31, 2010. Messrs. Bailey and Coleman forfeited all of these shares, except the 10% that vested on March 31, 2008, upon termination of employment on October 21, 2008.

As part of the negotiations for extending the term of Mr. Rhein’s employment agreement for an additional year — to March 31, 2010 — the Compensation Committee agreed to provide Mr. Rhein a restricted stock grant of 70,000 shares, to be made on April 1, 2009, the first day of the extension of Mr. Rhein’s employment agreement. The restricted shares would have vested on March 31, 2010, assuming continued employment by Mr. Rhein through that date. However, Mr. Rhein retired on October 20, 2008, thereby forfeiting these shares.

At its meeting in May 2008, the Compensation Committee did not grant any additional equity awards to the Named Officers. In its meeting on November 13, 2008, our Compensation Committee discussed recommendations for equity awards for Mr. Ellis, who was promoted to President and Chief Executive Officer on October 20, 2008, and for Mr. Kenneth J. Kossin, Jr., who was promoted to Sr. Vice President and Chief Financial Officer on October 20, 2008. On November 13, 2008, our Compensation Committee agreed to give Mr. Kossin 45,000 stock options set at $2.51 a share (the closing market price of the Company’s Common Shares on that day). On November 14, 2008, our Board agreed to give Mr. Ellis 150,000 stock options set at $2.19 a share (the closing market price of the Company’s Common Shares on that day).

(4)	Deferred Compensation Plans

We allow our Named Officers to defer pay into a nonqualified deferred compensation plan, which we call the Benefit Equalization Plan (the “BEP”). We established the BEP to provide our executives with the ability to contribute amounts for retirement and to receive Company profit sharing contributions and 401(k) matches in excess of the contribution amounts allowed under our tax-qualified Section 401(k) Plan. We limit participation in the BEP to a select group of management and other highly-paid employees, including the Named Officers. The BEP is an unfunded plan and Company-owned life insurance is purchased as a source of funds to pay the benefits from the BEP.

The Nonqualified Deferred Compensation Table provides additional information on specific deferrals of pay, our matching of these deferrals, if any, and balances in the BEP for each executive officer. In addition, the discussion appearing in the Nonqualified Deferred Compensation Plan section, below, describes the BEP in more detail.

(5)	Retirement Benefits

We started our Supplemental Executive Retirement Plan (the “SERP”) during fiscal year 2000 to provide cash retirement benefits to a select group of key management employees including the executive officers. Certain tax laws limit the retirement benefits that highly-paid executives can receive from a “qualified” retirement plan and the SERP is designed to provide retirement benefits that are not subject to these limits. In addition, the SERP provides a tool to help us competitively recruit and retain executive officers.

The SERP provides cash benefits on an annual amount not to exceed 50% of the executive’s final average annual earnings, including both salary and annual incentives. The cash benefit amount is reduced by other Company-funded retirement benefits, such as the match provided in the Section 401(k) Plan, profit sharing amounts, and other Company contributions to the BEP, as well as 50% of Social Security retirement benefits. The value of accrued benefits for each executive officer is found in the Pension Benefits Table and the SERP is discussed in more detail in the footnotes and the discussion appearing with that table.

(6)	Other Compensation — Executive Benefits & Perquisites

We provide a program of executive benefits and perquisites to our Named Officers including, but not limited to, additional life and long-term disability insurance plans, contributions to Company benefit plans, automobile allowance, personal use of the Company’s fractional interest in an airplane, financial planning, attendance by guests at supplier events and club dues. In addition, following the move of our corporate headquarters in the 2007 fiscal year to Florida, each executive officer was eligible for relocation monetary assistance for expenses incurred during this relocation. These executive benefits and perquisites are described in more detail in the Summary Compensation Table and related footnotes. We believe these benefit and perquisite programs enhance part of an overall competitive package that serves to attract and retain executive officers.

Post-Termination Payments — Change of Control and Severance Payments

Our executive officers are parties to various employment, change of control and non-competition agreements as follows:

•	Mr. Rhein — 2005 Amended and Restated Employment Agreement (“Employment Agreement”), executed December 23, 2005, and the 2008 Amendment and Extension Agreement, executed January 28, 2008

(“Extension Agreement”), with the Extension Agreement lengthening the term of employment by one year and providing Mr. Rhein with the equity grants described above;

•	Mr. Ellis — Change of Control Agreement, executed on June 30, 2003, as amended on May 31, 2005, and a Non-Competition Agreement executed on May 31, 2005, as amended in May 2007; and

•	Messrs. Bailey, Coleman and Sayers — Non-Competition and Change of Control Agreements, executed February 25, 2000 and amended in January 2003 and in May 2007.

The above agreements provide for severance payments which are payable in the event of termination of the executive’s employment by us without cause. In addition, should a change of control of the Company occur and the executive is terminated without cause related to the change of control or if the executive resigns for Good Reason, as defined in the agreements, the executive will receive severance payments for a specified time period. The major termination and change of control provisions of the agreements are summarized below as of fiscal year ended March 31, 2008 for each executive and are covered in more detail in both the Termination and Change of Control Table and the related discussion, below.

Mr. Rhein(1)

•	Through March 31, 2009, upon termination by us of Mr. Rhein’s employment for reasons other than his disability or for cause, or upon termination by Mr. Rhein of his employment for Good Reason, we would have been required to pay Mr. Rhein his base salary through the date of termination and a prorated award of his target incentive for the year in which the termination occurred, and severance payments equal to 24 months salary and target annual incentive. In addition, we would have been required to continue his group benefits, executive benefits and most perquisites for a period of two years from the date of termination of his employment. Mr. Rhein’s Employment Agreement provided for other lesser severance payments in the event of termination for his death or disability. If, during the term of the Extension Agreement (from April 1, 2009 to March 31, 2010), we were to terminate Mr. Rhein’s employment other than for cause, he would have been entitled to his base salary, annual incentive, and the benefits described above through March 31, 2010. Also during the term of the Extension Agreement, we modified Mr. Rhein’s ability to terminate his employment for Good Reason. The definition of Good Reason no longer included change of his title or change in his responsibilities, so long as he continued to have job responsibilities consistent with those of an executive officer.

•	Upon termination of Mr. Rhein’s employment, following a change of control of the Company, Mr. Rhein would have been entitled to cash equal to three times the sum of his salary and target annual incentive. In addition, all equity incentives would have become immediately available to Mr. Rhein upon a change of control and group benefits, executive benefits and most perquisites continue for three years as well. To trigger payment, a termination related to a change of control must have been for reasons other than Mr. Rhein’s disability or for cause or must have been for Good Reason by Mr. Rhein.

(1)	On October 20, 2008, we entered into a Separation Agreement with Mr. Rhein as a result of his retirement as the Company’s Chairman, President and Chief Executive Officer. Mr. Rhein’s Separation Agreement provides that the Company will pay and provide Mr. Rhein with the rights, obligations, payments and benefits as provided by the Employment Agreement, as amended and extended by the Extension Agreement, in the event of a Protected Termination (within the meaning of the Employment Agreement). In connection with his Separation Agreement, Mr. Rhein and the Company released all claims against each other. Pursuant to the terms of his Employment Agreement, Mr. Rhein will receive his base salary through October 20, 2008, a prorated portion of any award to which he is entitled under the Annual Incentive Plan for the current fiscal year and severance payments equal to 24 months salary and target annual incentives. In addition, Mr. Rhein is entitled to the payments and benefits provided for under the relevant plans and arrangements of the Company, and the Company must continue Mr. Rhein’s group benefits, executive benefits and most perquisites for a period of two years.

Messrs. Ellis, Bailey, Coleman and Sayers(1)

•	Upon termination by us of any of Messrs. Ellis, Bailey, Coleman or Sayers without cause, we must pay severance equal to twenty-four months salary and target annual incentive. In addition, we must continue to provide the group benefits, executive benefits and most perquisites for one year.

•	If any of these executives are terminated following a change of control of the Company, we must pay cash equal to twenty-four times the greater of that executive’s highest monthly base salary paid during the twelve months prior to the change in control or that executive’s highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change of control through the executive’s termination date. In addition, we must pay the executive a lump sum of the greater of four times that executive’s highest aggregate amount of incentive compensation paid during any six consecutive months of the twelve months preceding a change of control or four times that executive’s highest aggregate amount of incentive compensation paid during any six consecutive months preceding the date of termination. In addition, all equity incentives will become immediately available to them upon a termination after a change of control and we will continue to provide group benefits, executive benefits and most perquisites for two years.

(1)	On October 21, 2008, we terminated the employment of Messrs. Bailey and Coleman without cause. Mr. Bailey will receive all rights, payments and benefits available to him under his Non-Competition Agreement as described above, however, by amendment to Mr. Bailey’s Non-Competition Agreement and Change of Control Agreement, dated December 17, 2008, in return for Mr. Bailey agreeing not to compete with us for thirty-eight months and eleven days after his employment was terminated, the Compensation Committee agreed to, among other things, extend the payments over thirty-six months instead of twenty-four months as described above (“Bailey Severance Period”) for SERP benefit purposes, as described below. Mr. Coleman will receive all rights, payments and benefits available to him under his Non-Competition Agreement as described above for twenty-four months (“Coleman Severance Period”). Under an amendment to Mr. Coleman’s Non-Competition Agreement and Change of Control Agreement, dated December 17, 2008, Mr. Coleman agreed not to compete with us for a period of twenty-four months from the date of termination of his employment.

In his role as our President and Chief Executive Officer, Mr. Ellis will continue his employment under the current terms of his Non-Competition Agreement and Change of Control Agreement.

We believe the terms described in the above summary provisions are competitive. In addition, we believe the various agreements serve the dual purpose of helping to attract and retain key executive officers and help us to compete with other companies for executive talent.

Additional Issues

A.	Adjustment or Recovery of Awards

We do not maintain any specific plans or policies that provide for the adjustment or recovery of pay-related awards if certain performance levels are modified as a result of any requirement to restate our financials. However, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those 12 months.

B.	Consideration of Prior Amounts Realized

We do not consider prior pay outcomes, including stock compensation gains, in setting future pay levels. The Compensation Committee believes this approach furthers our philosophy of rewarding future financial and shareholder performance.

C.	Stock Ownership Guidelines

Our Compensation Committee approved stock ownership guidelines for our Named Officers on May 1, 2001, reflected as a multiple of the base salary for each named executive officer. The guidelines were originally implemented to ensure the Named Officers and the shareholders shared a commonality of interest. The current Named Officers are each required to own the stock of the Company (directly or indirectly), as follows:

•	Chief Executive Officer (formerly Mr. Rhein and, currently, Mr. Ellis) — shares valued at five times base salary; and

•	Executive Vice President (formerly Messrs. Bailey, Coleman, Ellis and, currently, Mr. Sayers) — shares valued at one times base salary.

D.	Impact of Tax and Accounting Considerations

In general, we consider the various tax and accounting implications of the pay mechanisms that we use to provide pay to our executive officers. We analyze the accounting cost associated with long-term incentive grants when determining the grant amounts for executive officers. Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for pay to the chief executive officer and the next four highest compensated officers in excess of $1 million in any taxable year. Exceptions are made for certain qualified performance-based pay. It is our objective to maximize the effectiveness of our executive pay plans in this regard. The pay instruments we use, including salaries, annual incentives and stock options, are tax deductible to the extent that they are performance based or less than $1 million for each named executive officer in a given year.

We completed our compliance with Internal Revenue Code Section 409A and final regulations issued in April 2007 by December 31, 2008, as required by IRS notice 2007-86. Section 409A relates to deferred pay and amounts includable in gross income. Changes were made to the SERP, BEP and the employment/change of control/non-competition agreements with our executive officers if necessary to achieve compliance with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated into the Company’s Annual Report on Form 10-K and this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Howard V. Knicely, Chairman
Charles F. Christ
Robert A. Lauer

(1)	Mr. Curtis J. Crawford was a member of the Compensation Committee of the Board during 2008 until his resignation from the Board in June of 2008. The Board did not replace Mr. Crawford with another member of the Board on this Compensation Committee.

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and is not to be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after this Proxy Statement, except to the extent that the Company specifically requests that the information in this Compensation Committee Report be treated as soliciting material or specifically incorporates this Compensation Committee Report by reference into a document filed under the Securities Act or the Exchange Act.

Summary Compensation

The following table and related notes provide information about the compensation for the Named Officers:

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-	Non-
						equity	Qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal Position	Year	Salary	Bonus	Awards(5)	Awards(1)	sation(2)	Earnings(3)	sation(4)	Total

Arthur Rhein	FY08	$725,000	—	$—	$1,135,894	$341,745	$(446,217)	$293,764	$2,050,186
Chairman, President and	FY07	$725,000	—	$—	$1,402,080	$877,250	$1,644,167	$182,325	$4,830,822
Chief Executive Officer
Martin Ellis	FY08	$345,000	—	$527,920	$178,513	$97,497	$54,620	$45,901	$1,249,451
Executive Vice President,	FY07	$345,000	—	$106,100	$372,510	$250,470	$38,014	$200,408	$1,312,502
Treasurer and Chief Financial Officer
Robert J. Bailey	FY08	$345,000	—	$467,732	$147,026	$97,497	$207,405	$169,963	$1,434,623
Executive Vice President	FY07	$345,000	—	$—	$284,955	$250,470	$115,507	$161,710	$1,157,642
Peter J. Coleman	FY08	$345,000	—	$467,732	$144,072	$97,497	$136,631	$49,459	$1,240,391
Executive Vice President	FY07	$345,000	—	$—	$277,397	$250,470	$86,025	$220,385	$1,179,277
Richard A. Sayers II	FY08	$270,000	—	$374,185	$—	$76,302	$141,809	$49,432	$911,728
Executive Vice President,	FY07	$270,000	—	$—	$333,549	$196,020	$206,618	$238,512	$1,244,699
Chief Human Resources and Compliance Officer

(1)	The Named Officers did not receive any stock option grants during fiscal year 2008. The amounts reported reflect fiscal year 2008 compensation expense for the prior year stock option grants. The amounts do not reflect the actual value that our Named Officers will realize upon exercising these options — that amount will be determined based on the option exercise price and the price of our Common Shares on the date the options are exercised. Assumptions used in the calculation of these amounts are provided at footnote 16 in the Annual Report on Form 10-K at March 31, 2008. In addition, because Mr. Sayers is eligible for retirement and his option awards vest on his retirement, FAS 123R requires the accrual of the entire expense associated with his option grant in the year in which it occurs rather than over the option vesting period. Messrs. Bailey, Coleman and Ellis are not eligible for retirement and their option expense is accounted for over the three-year vesting period. Mr. Rhein is eligible for retirement, but these options are forfeited should he retire prior to March 31, 2009. Therefore, the expense associated with his option grant was also accrued over the vesting period until March 31, 2009.

(2)	The amounts shown represent payments under our 2008 Annual Plan. For a description of our 2008 Annual Plan, see the Compensation Discussion and Analysis section above.

(3)	The amounts shown represent the increase or decrease in actuarial value of our SERP defined benefit plan. All amounts for each Named Officer represent increases and decreases in the accumulated benefit obligation under the SERP for the one year period ended March 31, 2008. The significant variation in these figures is a function primarily of the age, years of service and time to retirement for each executive officer. None of the amounts in this column represents above-market earnings from the BEP. Mr. Rhein’s figure in this column decreased due to the fact that his SERP was fully vested and accrued for on his 62nd birthday and delaying the receipt of the SERP payouts reduces the actuarial estimate of the payout due to a lower life expectancy.

(4)	A significant portion of the amounts in this column represents relocation expenses related to the move of the Company’s headquarters from Ohio to Florida during fiscal year 2007. As a result, as shown in the All Other Compensation Table, the relocation expenses are one-time expenses not likely to be repeated in the near future.

(5)	The amounts reported reflect our fiscal year 2008 FAS 123R expense for the April 28, 2005 restricted share award to Mr. Ellis pursuant to our 2000 Stock Incentive Plan and the May 22, 2007 restricted share and performance share award to Messrs. Ellis, Bailey, Coleman and Sayers pursuant to our 2006 Equity Plan. The assumptions used in calculating the FAS 123R expense of the restricted share awards and performance share awards are provided at footnote 16 in the Annual Report on Form 10-K at March 31, 2008.

All Other Compensation Table

				Ongoing Executive Benefits and Perquisites
				Dividends
			BEP	on	Executive			Sub-	One-Time
		401(k)	Contribu-	Restricted	Life	All		Total	Costs (1)	Grand
	Year	Match	tion	Stock	Insurance	Other(2)		Ongoing	Relocation	Total

Arthur Rhein	FY08	$7,078	$—	$—	$6,530	$124,065	(3)	$137,673	$156,091	$293,764
Martin Ellis	FY08	$7,174	$12,250	$2,156	$969	$23,352		$45,901	$—	$45,901
Robert J. Bailey	FY08	$7,148	$12,250	$635	$2,294	$28,835		$51,162	$118,801	$169,963
Peter J. Coleman	FY08	$6,056	$13,728	$635	$2,513	$26,527		$49,459	$—	$49,459
Richard A. Sayers II	FY08	$7,599	$7,902	$506	$3,602	$29,823		$49,432	$—	$49,432

(1)	These costs are related to the relocation of the Company’s headquarters from Cleveland, Ohio to Boca Raton, Florida.

(2)	This column consists of auto allowances, attendance at a supplier event, executive long-term disability agreements, and club dues.

(3)	For Mr. Rhein, all other compensation includes $65,781 for club dues which includes $45,000 for a one time membership fee for a country club. Split dollar life insurance of $1,892, financial planning and personal use of our fractional interest in an airplane is also included in this column. Personal use of our fractional interest in an airplane consists of the incremental variable costs associated with such personal usage of our fractional lease interest in an airplane which consists of an hourly charge based on flight time, fuel cost, federal excise tax (7.5%) and a domestic segment fee applied to the number of passengers for each such personal trip. Because the airplane is used primarily for business travel, the determination of the cost for personal use of the airplane excludes monthly fixed costs we pay for leasing the fractional interest. When the guests or families of our executives occasionally fly on the airplane as additional passengers on business flights, the aggregate incremental cost to us is de minimis and, therefore, no costs for this type of use are included in our calculations. When executives and their guests or families occasionally fly on the airplane as additional passengers on personal flights, the personal use cost for each executive is calculated by dividing the total variable cost of the flight evenly among the total number of persons on the flight, then allocating to the executive the amount of the variable cost associated with the number of guests and/or family on that flight with him or her. As of December 5, 2008, we no longer maintain a fractional interest in any airplane. Therefore, the perquisite described in this footnote is no longer available to Named Officers.

Employment Agreement with Mr. Rhein.  On December 23, 2005, we entered into the Amended and Restated Employment Agreement with Mr. Rhein (the “Employment Agreement”), beginning on December 23, 2005 (“Effective Date”), and ending on March 31, 2009. On January 28, 2008, we entered into the Extension Agreement, whereby we modified certain of the terms of the Employment Agreement to be effective on April 1, 2009, and extended the ending date to March 31, 2010. The period between April 1, 2009 and March 31, 2010 is referred to as the “Extension Term.”

The Employment Agreement provided that Mr. Rhein would receive an annual salary of $725,000 effective April 1, 2006. Mr. Rhein’s salary was subject to annual review at the beginning of each fiscal year, commencing with fiscal year 2008, by the Compensation Committee or the Board. Mr. Rhein’s annual salary could have been increased, but not decreased as the Compensation Committee, or the Board, determined. The Extension Agreement provided that Mr. Rhein’s base compensation rate for the final year of his employment would be the same as his base compensation rate paid to him during the prior year ending March 31, 2009. Mr. Rhein’s annual salary did not increase during the remainder of the employment term. Under the Employment Agreement, Mr. Rhein was eligible to participate in other benefit plans, including, but not limited to, our Section 401(k) Plan, our plans for providing severance benefits to our executive officers, 2000 Stock Incentive Plan and 2006 Equity Plan, SERP, BEP, short- and long-term disability plans, group term life insurance plan (including life insurance protection in an amount not less than 200% of his earnings as reported on IRS Form W-2 for the prior calendar year), medical plan, dental plan, and any other plans or programs we may have adopted from time to time and in which our executive officers, or employees in general, are eligible to participate. Mr. Rhein’s target annual incentive was 100% of salary, with a range from zero% to 250% of his salary. The Extension Agreement provided that Mr. Rhein would have received all benefits, perquisites and would participate in all plans as provided for in the Employment Agreement, including participation in the Annual Incentive Plan.

In connection with entering into the Employment Agreement, the Compensation Committee delivered a letter to Mr. Rhein (the “Rhein Letter Agreement”) under which Mr. Rhein received a stock option grant of 250,000 shares on April 3, 2006 (the first business day after April 1, 2006) and a second stock option grant of 250,000 Common Shares on July 28, 2006, the date our shareholders approved the 2006 Equity Plan, with respective exercise prices equal to fair market value on the dates of grant. These grants would become exercisable during his continued employment at a rate of 10% on March 31, 2007, an additional 30% on March 31, 2008, and a final 60% on March 31, 2009. The Rhein Letter Agreement further provided that vesting of such options would not be accelerated due to Mr. Rhein’s retirement or termination for Good Reason (as such term is defined in the Employment Agreement). In connection with Mr. Rhein’s retirement in October of 2008, the Separation Agreement with Mr. Rhein, dated October 20, 2008, provided that the Company agreed to treat Mr. Rhein’s retirement effectively as a termination without cause. Therefore, the vesting of the above options accelerated and are fully exercisable until their expiration in 2016.

Under the Extension Agreement, Mr. Rhein would have received 70,000 restricted Common Shares on April 1, 2009, vesting on March 31, 2010, based solely on the performance vesting terms applicable to “EVP LTIP Awards” as authorized and approved by the Compensation Committee in its meeting of June 29, 2007. However, Mr. Rhein forfeited these Common Shares upon his retirement.

For a discussion of additional terms or the employment arrangements with Mr. Rhein, including post-termination and change-of-control payments and restrictive covenants, see the section titled “Termination and Change of Control,” below.

Grants of Plan-Based Awards

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our Named Officers for fiscal year 2008.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

						All Other
						Stock
						Awards:
		Compen-				Number of	Grant Date
		sation	Estimated Future Payouts under			Shares of	Fair Value
	Grant	Committee	Non-Equity Incentive Plan Awards(1)			Stock or	of Stock
Name	Date	Action Date	Threshold	Target	Maximum	or Units(2)	Awards

Arthur Rhein	n/a	n/a	$181,250	$725,000	$1,812,500	n/a	n/a
Martin F. Ellis	5/22/07	5/21/07	$51,750	$207,000	$517,500	60,000	$1,325,400
Robert J. Bailey	5/22/07	5/21/07	$51,750	$207,000	$517,500	60,000	$1,325,400
Peter J. Coleman	5/22/07	5/21/07	$51,750	$207,000	$517,500	60,000	$1,325,400
Richard A. Sayers II	5/22/07	5/21/07	$40,500	$162,000	$405,000	48,000	$1,060,320

(1)	The amounts shown in the columns under the heading “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent threshold, target and maximum under the 2008 Annual Plan. The threshold amounts are 25% of the target amounts and the maximum amounts are 250% of target. Mr. Rhein’s target is 100% of salary and the targets for the remaining executive officers are 60% of salary. The amounts under the column entitled “Threshold” reflect the minimum payment levels if both the minimum revenue and EBITDA thresholds have been met, which are 25% of the amounts shown under the column entitled “Target” and the amounts shown in the column entitled “Maximum” are 250% of the amounts shown under the column entitled “Target.” Actual payouts for fiscal 2007 pursuant to these awards are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	The share price on the date of grant was $22.09. The restricted stock will vest on the following schedule: 10% of the Common Shares vested on March 31, 2008, 30% will vest on March 31, 2009 and the remaining 60% will vest on March 31, 2010. The unvested restricted stock awarded to Messrs. Bailey and Coleman have been forfeited as a result of termination of their employment.

Outstanding Equity Awards at Fiscal Year 2008 Year-End

The following table and related notes and discussion summarize certain information with respect to outstanding equity awards held by the Named Officers as of March 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2008 YEAR-END

	Number of	Number of			Number of
	Securities	Securities			Shares		Market Value
	Underlying	Underlying			or Units		of Shares or
	Unexercised	Unexercised	Option	Option	of Stock		Units of Stock
	Options (#)	Options (#)	Exercise	Date	that Have		that Have
Name	Exercisable(1)	Unexercisable(2)	Price	Expiration	Not Vested(3)		Not Vested(4)

Arthur Rhein	62,700	8,100	$12.25	4/28/2008
	42,400	11,400	$8.75	1/15/2009
	200,000		$13.75	4/26/2010
	170,000		$13.01	6/13/2011
	180,000		$14.62	4/30/2012
	111,900		$7.69	6/17/2013
	222,500		$13.76	7/28/2014
	225,000		$13.57	4/28/2015
	100,000	150,000	$15.17	4/3/2016
	100,000	150,000	$15.85	7/28/2016
Martin F. Ellis	40,000		$8.33	7/1/2013
	37,000		$13.76	7/28/2014
	50,000		$13.57	4/28/2015
	10,000	5,000	$16.58	5/23/2016
	40,000	20,000	$15.85	7/28/2016	40,000	(5)	$464,000
					18,000	(6)	$208,800
Robert J. Bailey	29,900		$8.75	1/15/2009
	50,000		$14.62	4/30/2012
	7,000		$7.69	6/17/2013
	40,000		$13.76	7/28/2014
	55,000		$13.57	4/28/2015
	40,000	20,000	$15.85	7/28/2016	40,000	(5)	$464,000
					18,000	(6)	$208,800
Peter J. Coleman	10,000		$12.25	4/28/2008
	13,876		$8.75	1/15/2009
	60,000		$13.75	4/26/2010
	50,000		$13.01	6/13/2011
	50,000		$14.62	4/30/2012
	7,000		$7.69	6/17/2013
	40,000		$13.76	7/28/2014
	55,000		$13.57	4/28/2015
	40,000	20,000	$15.85	7/28/2016	40,000	(5)	$464,000
					18,000	(6)	$208,800

	Number of	Number of			Number of
	Securities	Securities			Shares		Market Value
	Underlying	Underlying			or Units		of Shares or
	Unexercised	Unexercised	Option	Option	of Stock		Units of Stock
	Options (#)	Options (#)	Exercise	Date	that Have		that Have
Name	Exercisable(1)	Unexercisable(2)	Price	Expiration	Not Vested(3)		Not Vested(4)

Richard A. Sayers II	15,800		$8.75	1/15/2009
	12,500		$7.00	4/8/2009
	40,000		$13.75	4/26/2010
	40,000		$13.01	6/13/2011
	40,000		$14.62	4/30/2012
	31,000		$13.76	7/28/2014
	45,000		$13.57	4/28/2015
	30,000	15,000	$15.85	7/28/2016	32,000	(7)	$371,200
					14,400	(8)	$167,040

(1)	With reference to this column in descending order (A) Mr. Rhein’s options vested as follows: 62,700: 20,900 on 4/28/99, 20,900 on 4/28/00 and 20,900 on 4/28/01; 42,400: 21,200 on 1/15/01 and 21,200 on 1/15/02; 200,000: 66,600 on 4/26/01, 66,600 on 4/26/02, and 66,800 on 4/26/03; 170,000: 56,700 on 4/1/02, 56,700 on 4/1/03, and 56,600 on 4/1/04; 180,000: 60,000 on 4/1/03, 60,000 on 4/1/04 and 60,000 on 4/1/05; 111,900: 37,300 on 4/1/04, 37,300 on 4/1/05, and 37,300 on 4/1/06; 222,500: 74,166 on 4/1/05, 74,167 on 4/1/06 and 74,167 on 4/1/07; 225,000 on 3/31/06; 100,000: 25,000 on 3/31/07 and 75,000 on 3/31/08 and 100,000: 25,000 on 3/31/07 and 75,000 on 3/31/08. (B) Mr. Ellis’ options vested as follows: 40,000: 13,333 on 4/1/04, 13,333 on 4/1/05 and 13,334 on 4/1/06; 37,000: 12,332 on 4/1/05, 12,334 on 4/1/06 and 12,334 on 4/1/07; 50,000 on
3/31/06; 10,000: 5,000 on 3/31/07 and 5,000 on 3/31/08; and 40,000: 20,000 on 3/31/07 and 20,000 on 3/31/08. (C) Mr. Bailey’s options vested as follows: 29,900: 11,400 on 1/15/06; 11,400 on 1/15/07 and 7,100 on 1/15/08; 50,000: 16,666 on 4/1/03; 16,667 on 4/1/04 and 16,667 on 4/1/05; 7,000 on 4/1/06; 40,000: 13,333 on 4/1/05, 13,333 on 4/1/06 and 13,334 on 4/1/07; 55,000 on 3/31/06; and 40,000: 20,000 on 3/31/07 and 20,000 on 3/31/08. (D) Mr. Coleman’s options vested as follows: 10,000: 3,400 on 4/28/02 and 6,600 on 4/28/03; 13,876: 10,676 on 1/15/06 and 3,200 on 1/15/07; 60,000: 20,000 on 4/26/01, 20,000 on 4/26/02 and 20,000 on 4/26/03; 50,000: 16,700 on 4/1/02, 16,700 on 4/1/03, and 16,600 on 4/1/04; 50,000: 16,666 on 4/1/03, 16,667 on 4/1/04, and 16,667 on 4/1/05; 7,000 on 4/1/06; 40,000: 13,333 on 4/1/05, 13,333 on 4/1/06 and 13,334 on 4/1/07; 55,000 on 3/31/06; and 40,000: 20,000 on 3/31/07 and 20,000 on 3/31/08. (E) Mr. Sayers’ options vested as follows: 15,800: 800 on 4/15/00 and 15,0000 on 4/15/01; 12,500 on 4/8/01; 40,000: 13,300 on 4/26/01, 13,300 on 4/26/02, and 13,400 on 4/26/03; 40,000: 13,300 on 4/1/02, 13,300 on 4/1/03, 13,400 on 4/1/04; 40,000: 13,334 on 4/1/03, 13,333 on 4/1/04 and 13,333 on 4/1/05; 31,000: 10,332 on 4/1/05, 10,334 on 4/1/06, and 10,334 on 4/1/07; 45,000 on 3/31/06; and 30,000: 15,000 on 3/31/07 and 15,000 on 3/31/08. Messrs. Bailey and Coleman have forfeited the unvested options as a result of termination of their employment. Messrs. Bailey and Coleman have 90 days from the date of termination of their employment (October 21, 2008) to exercise their vested options. All of Mr. Rhein’s unvested options are forfeited except for those granted pursuant to the 2006 Equity Plan and the Rhein Letter Agreement (described above), which all became vested and exercisable upon his retirement on October 20, 2008. Mr. Rhein had 30 days from the date of his retirement to exercise options granted to him and vested under the 1991 Stock Option Plan. Mr. Rhein did not exercise these options. Mr. Rhein also has 90 days from the date of his retirement to exercise his vested options under the 2000 Stock Option Plan. Mr. Rhein has until 2016 to exercise his options granted to him under the 2006 Equity Plan and vested pursuant to the Rhein Letter Agreement.

(2)	With reference to this column, in descending order, (A) Mr. Rhein’s options vest as follows: 8,100 on 4/28/08; 11,400 on 1/15/09; 150,000 on 3/31/09; and 150,000 on 7/28/09. (B) Mr. Ellis’ options vest as follows: 5,000 on 3/31/09 and 20,000 on 3/31/09. (C) Mr. Bailey’s options vest as follows: 20,000 on 3/31/09. (D) Mr. Coleman’s options vest as follows: 20,000 on 3/31/09. (E) Mr. Sayers’ options vest as follows: 15,000 on 3/31/09. Messrs. Bailey and Coleman have forfeited the unvested options as a result of termination of their employment. All of Mr. Rhein’s unvested options are forfeited except for those granted pursuant to the 2006 Equity Plan and the Rhein Letter Agreement (described above), which all became vested and exercisable upon his retirement on

October 20, 2008. Mr. Rhein had 30 days from the date of his retirement to exercise options granted to him and vested under the 1991 Stock Option Plan. Mr. Rhein did not exercise these options. Mr. Rhein also has 90 days from the date of his retirement to exercise his vested options under the 2000 Stock Option Plan. Mr. Rhein has until 2016 to exercise his options granted to him under the 2006 Equity Plan and vested pursuant to the Rhein Letter Agreement.

(3)	Represents 60,000 shares of restricted stock and performance shares that were granted to Messrs. Ellis, Bailey and Coleman in 2007 and 48,000 shares that were granted to Mr. Sayers. Restricted stock award and performance awards were made pursuant to the Company’s 2006 Equity Plan. See footnote 2 of the “Grants of Plan-Based Awards for Fiscal Year 2008” table for vesting schedule.

(4)	Based on the closing price of our Common Shares on March 31, 2008 of $11.60 per share.

(5)	Represents 40,000 performance shares that were awarded in 2007 pursuant to the Company’s 2006 Equity Plan. The performance shares cliff vest on March 31, 2010. Messrs. Bailey and Coleman have forfeited these shares as a result of termination of employment on October 21, 2008.

(6)	Represents 20,000 restricted stock awards, 10% of which vested on March 31, 2008. The restricted stock awards were made pursuant to the Company’s 2006 Equity Plan. See footnote 2 of the “Grants of Plan-Based Awards for Fiscal Year 2008” table for the complete vesting schedule. Messrs. Bailey and Coleman have forfeited all of these shares except those that vested on March 31, 2008, as a result of termination of employment on October 21, 2008.

(7)	Represents 32,000 performance shares that were awarded in 2007 pursuant to the Company’s 2006 Equity Plan. The performance shares cliff vest on March 31, 2010.

(8)	Represents 16,000 restricted stock awards, 10% of which vested on March 31, 2008. The restricted stock awards were made pursuant to the Company’s 2006 Equity Plan. See footnote 2 of the “Grants of Plan-Based Awards for Fiscal Year 2008” table for the complete vesting schedule.

Option Exercises and Stock Vested For Fiscal Year 2008

The following table and related notes and discussion summarize certain information with respect to the exercise of options to purchase Common Shares and the vesting of other stock awards by the Named Officers during fiscal year 2008.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008

	Option awards		Stock awards
	Number of Shares
	Acquired on	Value Realized on	Number of Share	Value Realized on
Name	Exercise	Exercise(1)	Acquired on Vesting	Vesting(1)

Arthur Rhein	8,040	$75,794
Martin F. Ellis	—	$—	14,500	$168,200
Robert J. Bailey	8,000	$31,520	2,000	$23,200
Peter J. Coleman	—	$—	2,000	$23,200
Richard A. Sayers II	—	$—	1,600	$18,560

(1)	Value realized on the exercise of the options is determined by calculating the difference between the market price per Common Share on the date of exercise and the exercise price of each option award. The value realized on vesting of stock awards is determined by multiplying the number of Common Shares underlying the stock awards by the market value on the vesting date of such stock awards.

Retirement Benefits for Fiscal Year 2008

The following table provides information relating to potential payments under our SERP to the Named Officers. The SERP is a nonqualified defined benefit plan that we implemented on April 1, 2000. The SERP participants include the Named Officers and those other executive officers, if any, who are approved for participation by the Compensation Committee. The plan provides benefits equal to 50% of covered pay. Covered pay is defined as annual salary plus actual annual incentive pay paid in a given year. The average of the highest three years of covered pay in the last five consecutive fiscal years prior to retirement is used as the basis for calculating benefits. The benefit formula is defined as 3.33% of final average covered pay times continuous service, capped at 15 years. The SERP benefit is offset by our matching and profit sharing contributions under the Section 401(k) Plan and BEP contributions as well as 50% of the participant’s estimated Social Security retirement benefits payable at age 62, attributable to wages earned from the date of hire.

Normal retirement is at age 65 with early retirement defined as the attainment of age 55 plus seven years of continuous service. The benefit is actuarially reduced for any benefits taken prior to age 60. Benefits may be taken in the form of life or joint-and-survivor annuities or as a lump sum.

PENSION BENEFITS FOR FISCAL YEAR 2008

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Arthur Rhein(1)	SERP	26	$7,031,976	—
Martin F. Ellis	SERP	4	$180,917	—
Robert J. Bailey(2)	SERP	31	$1,139,855	—
Peter J. Coleman(3)	SERP	35	$1,192,511	—
Richard A. Sayers II	SERP	15 (4)	$1,390,609	—

(1)	On the date of Mr. Rhein’s retirement (October 20, 2008), he is fully vested in the SERP and may make an election to take his benefits.

(2)	As a result of our termination of Mr. Bailey’s employment on October 21, 2008, Mr. Bailey will continue to accrue years of service and age requirements during the Bailey Severance Period. In an amendment to his Non-Competition Agreement dated December 17, 2008, we agreed to extend the Bailey Severance Period from twenty-four months to thirty-eight months and eleven days to enable Mr. Bailey to attain 55 years of age at the end of the Bailey Severance Period. In exchange, Mr. Bailey has agreed not to compete with us for thirty-six months. At the end of the Bailey Severance Period, Mr. Bailey will be eligible for early retirement benefits.

(3)	As a result of our termination of Mr. Coleman’s employment on October 21, 2008, Mr. Coleman will continue to accrue years of service and age requirements during the Coleman Severance Period. At the end of the Coleman Severance Period, Mr. Coleman will be eligible for early retirement benefits.

(4)	On April 1, 2002, we signed the 2002 SERP Agreement with Mr. Sayers, providing him with additional years of service for the purposes of calculating benefits under the SERP if Mr. Sayers remained employed with the Company until March 14, 2006. We hired Mr. Sayers in the middle of his career and wanted to provide additional benefits to him if he retired between age 55 and 65. The 2002 SERP Agreement allowed Mr. Sayers to count 15 years of service for the benefit calculations if we continued to employ him through March 14, 2006. This allowance declines by a year for each year he works beyond age 55 and will be entirely eliminated by the time he reaches age 63. Mr. Sayers currently has nine actual years of service. Therefore, an additional six years is credited as a result of this 2002 SERP Agreement.

Nonqualified Deferred Compensation Plans

The following table presents deferred compensation for our BEP for the Named Officers.

Participants in the BEP must make irrevocable and timely elections to defer salary and annual incentive amounts into the BEP. We also provide both profit sharing amounts and matching amounts in the BEP as if the amounts deferred by the participant in the BEP were the equivalent to a pre-tax participant contribution to the Section 401(k) Plan. The BEP disregards certain government regulatory limitations that are applicable to the Section 401(k) Plan. Participants may direct the investment of their accounts by choosing from among a group of investment funds.

Participants will receive amounts from the BEP on their normal retirement date, which is defined for BEP purposes as the date on which they reach age 65. Participants who elect to take early retirement may receive their

BEP benefits earlier than age 65, provided they have made an appropriate and timely election. A termination of employment for reasons of death or disability allows the participant’s beneficiary to receive the benefit in the form initiated by the participant. If a participant’s employment is terminated for cause, amounts credited for matching and profit sharing purposes are forfeited, although salary and annual incentive amounts deferred by the participant are still paid. BEP participants may elect to take their benefits as either a lump sum or in the form of a series of substantially equal annual installments, which may range between two and twenty years based on an election made by the participant.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions In	In Last Fiscal	Earnings In	Withdrawals/	Balance At Last
Name	Last Fiscal Year	Year(1)	Last Fiscal Year	Distributions	Fiscal Year End

Arthur Rhein	$—	$—	$(19,665)	—	$468,583
Martin F. Ellis	$101,430	$12,250 (2)	$(11,710)	—	$288,919
Robert J. Bailey	$35,728	$12,250	$(70,314)	—	$1,129,894
Peter J. Coleman	$119,094	$13,728	$(43,508)	—	$642,728
Richard A. Sayers II	$27,961	$7,902	$(12,710)	—	$493,872

(1)	These amounts are reflected in the Summary Compensation Table in the total of the column titled “All Other Compensation.”

(2)	Mr. Ellis is 80% vested in the portion of his balance attributable to our contributions.

Termination and Change of Control

The following table and related notes and discussion summarize certain information related to the total potential payments made to the executives as of March 31, 2008, in the event of termination of employment including upon a change of control. Please also refer to “Compensation Discussion and Analysis — Post-Termination Payments — Change of Control and Severance Payments” for additional related information. The amounts shown in the table below assume that such termination was effective as of March 30, 2008, the last business day of fiscal 2008. The actual amounts to be paid can only be determined at the time of an actual termination.

2005 Amended and Restated Employment Agreement and 2008 Amendment and Extension Agreement with Mr. Rhein.  The terms of Mr. Rhein’s Employment Agreement provided that if Mr. Rhein’s employment was terminated by us other than due to his Disability or for Cause or was terminated by Mr. Rhein for Good Reason (as those terms are defined in the Employment Agreement and described in Footnote 2 of the “Termination and Change of Control” table, below), he would have been entitled to the following:

(i) Salary through the date of his termination of his employment;

(ii) Pro rata award under the annual incentive plan for the year of his termination of employment;

(iii) Payment of his annual salary and target annual incentives as follows: for the one year period from the date of the termination, we would have continued to pay Mr. Rhein’s annual salary and an amount in equal monthly installments equal to his target annual incentive for the year of his termination of employment; and within 30 days following the date which was one year from the date of such termination of employment, an amount in a single sum equal to the sum of his annual salary plus his target annual incentive for the year of his termination of employment;

(iv) For two years from the date of the termination, such other benefits as are provided under our relevant plans and arrangements;

(v) Director’s and officer’s liability insurance coverage until the later of the date on which Mr. Rhein attained age sixty-five (65) or the date which was two years from the date of his termination of employment;

(vi) Continuation of life insurance throughout the payment term;

(vii) An automobile allowance for two years in accordance with our automobile policy for executive officers (but not less than $12,000 per year);

(viii) An allowance for estate, financial and tax planning of $10,000 per year for two years;

(ix) For two years, reimbursement for reasonable club dues and membership fees consistent with our past practices; and

(x) For two years, continued participation in all of our benefit plans in which he was a participant at the time of his termination of employment.

The Separation Agreement with Mr. Rhein dated October 20, 2008, entitles Mr. Rhein to receive the rights, payments and benefits described above.

If during the Extension Term, Mr. Rhein’s employment was terminated by us other than for Cause, he would have received his base salary and annual incentive compensation and would continue to receive all benefits, perquisites and participate in all plans as described above for the balance of the Extension Term. The definition of “Good Reason” was modified for the Extension Term to exclude a change of Mr. Rhein’s title or a change in his responsibilities and obligations as a “Good Reason” for Mr. Rhein’s termination of his employment.

If Mr. Rhein’s employment had been terminated by Mr. Rhein for Good Reason (as those terms are defined in the Employment Agreement and described in Footnote 2 of the “Termination and Change of Control” table, below), he would have been entitled to the following:

(i) Salary through the date of his termination of his employment;

(ii) Pro rata award under the annual incentive plan for the year of his termination of employment;

(iii) Payment of his annual salary and target annual incentives as follows: for the one year period from the date of the termination, we would have continued to pay Mr. Rhein’s annual salary and an amount in equal monthly installments equal to his target annual incentive for the year of his termination of employment; and within 30 days following the date which was one year from the date of such termination of employment, an amount in a single sum equal to the sum of his annual salary plus his target annual incentive for the year of his termination of employment;

(iv) For two years from the date of the termination, such other benefits as are provided under our relevant plans and arrangements;

(v) Director’s and officer’s liability insurance coverage until the later of the date on which Mr. Rhein attained age sixty-five (65) or the date which was two years from the date of his termination of employment;

(vi) Continuation of life insurance throughout the payment term;

(vii) An automobile allowance for two years in accordance with our automobile policy for executive officers (but not less than $12,000 per year);

(viii) An allowance for estate, financial and tax planning of $10,000 per year for two years;

(ix) For two years, reimbursement for reasonable club dues and membership fees consistent with our past practices; and

(x) For two years, continued participation in all of our benefit plans in which he was a participant at the time of his termination of employment.

If Mr. Rhein’s employment had been terminated due to his death, Disability or Retirement (as defined in the Employment Agreement), he (or his beneficiaries or estate, in the case of his death) would have been entitled to the following:

(i) Salary through the end of the month of the termination of his employment;

(ii) Pro rata award under the Annual Incentive Plan for the year of his termination of employment;

(iii) Directors and officer’s liability insurance coverage for two years after such termination; and

(iv) Such other benefits as are provided under our relevant plans and arrangements.

In addition, if termination of employment had been due to Mr. Rhein’s death or Disability, all of Mr. Rhein’s outstanding stock options would have become exercisable in full. Also, restrictions on his restricted stock (if any) would have lapsed. If termination had been due to Mr. Rhein’s Retirement, all of Mr. Rhein’s outstanding stock options would have become exercisable in full, except for those options granted in the Rhein Letter Agreement, the restricted Common Shares granted to him in the Extension Agreement and any options granted on or after the Effective Date. Options granted to Mr. Rhein on or after the Effective Agreement Date would not have become exercisable to any greater extent after termination due to Mr. Rhein’s Retirement, even in the event of his death or Disability. Outstanding stock options which were granted to Mr. Rhein after April 1, 2003 would not have terminated prior to the end of their respective terms due to such termination. In the event of termination of employment due to Mr. Rhein’s Disability or Retirement, he would also have been entitled to continuation of life insurance and medical insurance coverage substantially equivalent to the coverage for himself, his spouse and his dependents provided under our medical plan at the time of such Retirement or Disability, until Mr. Rhein attained age 65.

If Mr. Rhein’s employment had been terminated in connection with a Change in Control (as defined in the Employment Agreement), he would have been entitled to receive the following:

(i) Within 30 days following such termination, a single sum payment equal to three times the sum of his salary and target annual incentive for the year of his termination of employment;

(ii) All other payments and benefits as described above (in the event of termination other than for Disability or Cause or if Mr. Rhein terminates his employment for Good Reason) for a three-year period from the date of his termination of employment;

(iii) All of Mr. Rhein’s then outstanding stock options, whether or not then exercisable, would have become exercisable in full (except if Mr. Rhein’s termination was for Good Reason then those options related to Rhein Letter Agreement would not vest early) and then outstanding stock options which were granted to Rhein after April 1, 2003, would not terminate prior to the end of their respective terms;

(iv) Any restrictions on Mr. Rhein’s restricted stock would lapse;

(v) A cash payment (the “Excise Tax Payment”) equal to the amount of excise taxes which he is required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”), as a result of any “parachute payments” as defined in Section 280G(b)(2) of the Code made by or on behalf of the Company or any successor thereto, under the Employment Agreement or otherwise, resulting in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code; and

(vi) An increase in the Excise Tax Payment due to Mr. Rhein by the aggregate of the amount of federal, state and local income, excise and penalty taxes, and any interest on any of the foregoing, for which he would be liable on account of the Excise Tax Payment, such that he would have received the Excise Tax Payment net of all income, excise and penalty taxes, and any interest on any of the foregoing, imposed on him on account of the receipt of the Excise Tax Payment.

If during the Extension Term Mr. Rhein no longer held the title as our Chief Executive Officer he was not entitled to the Change in Control benefits described above.

Upon either voluntary termination without Good Reason, or termination for Cause, Mr. Rhein would not have been entitled to further payments under either the Employment Agreement or the Extension Agreement.

The Employment Agreement also contains provisions regarding confidentiality, and, except upon involuntary termination not for Cause or voluntary termination within one year after a Change in Control, non-competition and non-interference, for two years following termination of employment. These terms would have remained in place during the Extension Agreement.

Non-Competition Agreements and Change of Control Agreements.  On February 25, 2000, we entered into non-competition agreements and change of control agreements with Messrs. Bailey, Coleman and Sayers, which were amended in January of 2003, May of 2007 and again in October of 2008 to make administrative changes. On June 30, 2003, we entered into a change of control agreement with Mr. Ellis, which was amended in May of 2005, May 31, 2005 and again in October of 2008 to make administrative changes, and we entered into a non-competition agreement with Mr. Ellis which was amended in May of 2007. The terms of the non-competition agreements and change of control agreements for Messrs. Bailey, Coleman, Ellis and Sayers are the same (the “Executive Agreements”), except as relates to certain changes made in an Amendment to Change of Control Agreement and Non-Competition Agreement with Mr. Bailey, dated December 17, 2008 (“Bailey Amendment”), an Amendment to Change of Control Agreement and Non-Competition Agreement with Mr. Coleman, dated December 17, 2008 (“Coleman Amendment”), an Amendment to Change of Control and Non-Competition Agreement with Mr. Ellis dated December 31, 2008, and an Amendment to Change of Control and Non-Competition Agreement with Mr. Sayers, dated December 31, 2008.

Under the Bailey Amendment, we terminated Mr. Bailey’s Change of Control Agreement. We also amended the severance payment terms of the Non-Competition Agreement to comply with Section 409A of the Internal Revenue Code of 1986 to enable Mr. Bailey to avoid certain negative tax consequences that might otherwise be triggered by our payment of severance benefits to him. We also amended the duration of the payment of his severance benefits (without increasing those benefits) from twenty-four months to thirty-eight months and eleven days to enable Mr. Bailey to reach age 55 during the severance period so that he will be eligible to take early retirement benefits under the SERP. In return for these changes, Mr. Bailey has agreed not to compete with us for thirty-eight months and eleven days.

Under the Coleman Amendment, we terminated Mr. Coleman’s Change of Control Agreement. We also amended the severance payment terms of the Non-Competition Agreement to comply with Section 409A of the Internal Revenue Code of 1986 to enable Mr. Coleman to avoid certain negative tax consequences that might otherwise be triggered by our payment of severance benefits to him. In return for these changes, Mr. Coleman has agreed not to compete with us for twenty-four months.

Under the Executive Agreements, in the event we terminate an executive’s employment without cause, the executive is entitled to his monthly salary, target annual incentive and benefit coverage for twenty-four months following such termination. Messrs. Bailey and Coleman are entitled to these payments and benefits as a result of our termination of their employment on October 21, 2008, subject to the changes made in the Bailey Amendment and the Coleman Amendment. In the event an executive’s employment is terminated for cause or he voluntarily resigns his position, we have no obligations for such payments or benefits coverage under the Executive Agreements. If any of these executives is terminated for cause or voluntarily terminates his employment, the executive is prohibited under the Executive Agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with a business that competes with us, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance and professional services in the geographical area in which we conduct our business. In the event that the executive is terminated without cause, we may, in our sole discretion, elect to pay the executive his regular salary and target annual incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as we make such payments, the executive will be bound by the non-competition provisions described above. The Executive Agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms.

Under the Executive Agreements, if during the 12 month period following a change of control (as defined in the Executive Agreements), any of these executives is discharged without cause or voluntarily terminates his employment for good reason, the executive is entitled to receive a lump sum amount within 30 days of such termination of employment equal to 24 times the greater of (i) the executive’s highest monthly salary paid during the twelve month period preceding a change in control or (ii) the executive’s highest monthly salary paid or payable by us at any time from the ninety day period preceding a change of control through the date of termination. In addition, the executive is entitled to receive a lump sum amount equal to two times the annual incentive plan target applicable to the executive at the time of termination. Further, the executive is entitled to receive 24 times the monthly amount paid such executive as an auto allowance immediately preceding a change of control. For two years following such termination, the executive is entitled to all benefits and service credits for benefits under all of our employee benefit plans, programs or arrangements, or the economic equivalent where such crediting is not permitted. Under the Executive Agreements, “cause” is defined as (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee at our expense or (ii) the conviction of the employee of a felony.

If any payment received by the executive in connection with a change of control is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of such Section 280G(b), he will be entitled under the change of control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment.

On December 31, 2008, we modified the severance payment terms of the Executive Agreements for each of Messrs. Ellis and Sayers to comply with Section 409A of the Internal Revenue Code of 1986 to enable Messrs. Ellis and Sayers to avoid certain negative tax consequences that might otherwise be triggered by our payment of either benefit to them. Under both amendments, we modified the payment structure of the severance payments and the change of control payments to be the same. In the case either benefit payment is triggered, subject to a six-month delay if necessary to comply with Section 409A, we will make payments on regularly scheduled intervals for one year after termination and, within thirty days after the one year anniversary of the termination date, we will pay the remainder of the total amount owed in a lump sum.

TERMINATION AND CHANGE IN CONTROL

	Arthur		Martin		Robert J.		Peter J.		Richard A.
	Rhein		Ellis		Bailey		Coleman		Sayers II

Voluntary Termination or Termination With Cause
Base & Incentive	$—		$—		$—		$—		$—
Stock Options — Accelerated Vesting	$32,490	(1)	—		—		—		—
Termination without Cause(2)
Base & Incentive	$2,900,000		$1,104,000	(3)	$1,104,000	(3)	$1,104,000	(3)	$864,000	(3)
Stock Options — Accelerated Vesting	$32,490		$—		$—		$—		$—
Auto Allowance	$24,000		$20,400		$20,400		$20,400		$20,400
Financial Planning	$20,000		$—		$—		$—		$—
Health Insurance	$6,480		$18,504		$15,372		$18,504		$21,560
Total:	$2,982,970		$1,142,904		$1,139,772		$1,142,904		$905,960
Change in Control: Termination without Cause or by the Employee for Good Reason(4)(5)
Severance — Base & Incentive	$4,350,000		$1,104,000		$1,104,000		$1,104,000		$864,000
Stock Options — Accelerated Vesting	$32,490		$—		$—		$—		$—
Stock — Accelerated Vesting	$—		$672,800		$672,800		$672,800		$538,240
Supplemental Executive Retirement Plan(6)	$—		$461,310		$1,041,324		$1,098,578		$264,852
Club Dues									$60,627	(7)
Auto Allowance	$36,000		$20,400		$20,400		$20,400		$20,400
Estate/Financial/Tax Planning	$30,000		$—		$—		$—		$—
Health Insurance	$9,720		$18,504		$15,372		$18,504		$21,560
Excise Tax Gross-Up	$—		$888,967		$978,580		$1,068,869		$—
Total:	$4,518,837		$3,165,981		$3,832,476		$3,983,151		$1,709,052
Death/Disability
Stock Options — Accelerated Vesting	$32,490		$—		$—		$—		$—
Normal Retirement
Stock Options — Accelerated Vesting	$32,490		$—		$—		$—		$—

(1)	If termination was at a time when Mr. Rhein could have retired (as defined in the SERP), Mr. Rhein’s stock options (except for the 500,000 options granted to Mr. Rhein in 2007) would be exercisable in full.

(2)	Includes termination by Mr. Rhein for “Good Reason.” Good Reason is defined in Mr. Rhein’s employment agreement as (i) any reduction in his title or position or a change in his reporting relationship; (ii) a material reduction in his duties or responsibilities; (iii) Mr. Rhein’s pay is reduced or his participation in any benefit plan, program or arrangement is eliminated, or benefits payable to Mr. Rhein under any such plan, program or arrangement or his perquisites are materially reduced or restricted, except where either (x) such reduction, restriction, elimination or other change is both generally applicable to all members of senior management and does not reduce either his annual salary or target annual bonus, or (y) such reduction, restriction or elimination or other change is merely the result of application of a formula measuring individual or corporate performance or both; (iv) there is a material breach or material default by the Company or successors of any of Mr. Rhein’s employment-related agreements that is not cured in a reasonable period of time after written notice of the breach or default; (v) his principal place of work with the Company or successor is relocated to a location that exceeds by 50 miles the distance from the location of his residence at the time of such relocation of the Company’s headquarters (where they were located on the date of his employment agreement); or (vi) a successor to the Company does not assume the employment agreement. Under the 2008 Extension, the definition of “Good Reason” was modified to eliminate items (i) and (ii) above.

(3)	The amount reflects a total of 24 months regular base pay and target incentive. An additional two years of regular base pay and target incentive would be paid to each executive at our option in exchange for an agreement not to compete. If we choose not to require an agreement not to compete, these executives would receive only 24 months total base pay and target incentive.

(4)	For Mr. Rhein, payments are made after Change in Control if he is terminated by us for other than disability or cause or if Mr. Rhein terminates for Good Reason as defined in footnote 2, above. During the Extension Term, if Mr. Rhein no longer has the title of our Chief Executive Officer, he is not entitled to Change in Control benefits.

(5)	For Messrs. Ellis, Bailey, Coleman and Sayers, “Good Reason” is defined as (i) a material adverse change in his responsibilities; (ii) substantial reduction in target annual compensation, or (iii) any requirement that he relocate to a facility that is no more than 50 miles from his current location.

(6)	Reflects the value which is the difference between SERP benefits which are only paid as a result of change in control and SERP benefits paid out immediately (for those currently eligible to retire ) or upon normal retirement. The SERP contains a slightly different definition of “change in control” from the employment agreements, but for purposes of the possible benefit calculation, we have assumed each has occurred.

(7)	Represents regular on-going monthly dues as opposed to initiation fees.

Director Compensation Table

The following table and related notes and discussion summarize certain information about our non-employee Directors and their annual or long-term compensation for the fiscal year ended March 31, 2008. Our independent Board members are paid as follows:

•	An annual retainer of $30,000(1);

•	Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee members are paid an additional $15,000 per year;

•	Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $10,000 per year; and

•	The Chair of the Audit Committee is paid an additional $15,000 per year.

(1)	On November 14, 2008, our Board agreed to pay Mr. Keith Kolerus a $75,000 retainer, prorated between October 20, 2008 (the date on which Mr. Kolerus was appointed the independent chairman of the Board) and the end of our current fiscal year, March 31, 2009, in connection with Mr. Kolerus’ additional responsibilities as the Company’s independent Chairman. This retainer is in addition to the normal Board retainer described above.

Our Compensation Committee may consider renewing this Board fee during its annual meeting to review Board member compensation, usually held in May of each year.

We pay no additional fees for Board or Committee meeting attendance. In addition, each of our outside Directors received 4,000 Common Shares, granted at the Compensation Committee meeting on May 21, 2007 at a grant price of $22.09 and ratified by the independent members of the Board on May 22, 2007, and which vested in full on May 22, 2007. At its May 23, 2008 meeting, the Compensation Committee recommended to the full Board a new fiscal 2009 compensation plan that fixed the annual equity grant at $100,000. The Board of Directors approved the compensation plan based on the results from the formal compensation study that took place earlier this year.

We also provide a Deferred Compensation Plan (the “Deferral Plan”) for our independent Directors. The Deferral Plan allows a Director to elect to defer all or a part of their pay for the following year, which deferral will continue until the election is revoked. Deferred pay is credited to a Director’s account, at the Director’s option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director’s account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. Distributions of the final account balance in a Director’s account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director and which is acceptable to us, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Deferral Plan. The final account balance of stock allotments is the cash amount equal to a Director’s aggregate stock equivalents multiplied by the last sales price of such shares on Nasdaq on the nearest trading day preceding the Director’s termination of participation in the Deferral Plan, subject to adjustment thereafter to reflect the market price of such shares on the last day of each fiscal quarter, until distributions are fully paid. The Deferral Plan also provides for various payment terms to beneficiaries in the event of the Director’s death.

Our Directors are subject to share ownership guidelines. The guidelines require ownership of 5,000 Common Shares within the first term following the Director’s election to the Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

	Fees
	Earned or			Non-Equity
	Paid in	Stock	Option	Incentive Plan
Name	Cash(1)	Awards(2)	Awards(3)(4)	Compensation	Total

Charles F. Christ	$60,000	$88,360	—	—	$148,360
Thomas A. Commes	$75,000	$88,360	—	—	$163,360
Curtis J. Crawford(5)	$70,000	$88,360	—	—	$158,360
Howard K. Knicely	$70,000	$88,360	—	—	$158,360
Keith M. Kolerus	$45,000	$88,360	—	—	$133,360
Robert A. Lauer	$45,000	$88,360	—	—	$133,360
Robert G. McCreary, III	$45,000	$88,360	—	—	$133,360
Eileen M. Rudden(6)	$15,000	$—	—	—	$15,000
Thomas C. Sullivan(7)	$15,000	$88,360	—	—	$103,360

(1)	Refer to the narrative immediately before the Director Compensation for Fiscal Year 2008 table for a discussion of various cash amounts paid to Directors.

(2)	On May 21, 2007, the grant of 4,000 Common Shares was approved to each of the non-employee Directors pursuant to the 2006 Equity Plan. The “Stock Awards” column represents the 2008 FAS 123R expense for the May 21, 2007 restricted stock award.

(3)	As of March 31, 2008, the aggregate number of unexercised stock options held by each current non-employee Director was as follows: Mr. Christ, 37,500; Mr. Commes, 52,500; Mr. Crawford, 7,500; Mr. Kolerus, 22,500; Mr. Knicely, 30,000; Mr. Lauer, 37,500; Mr. McCreary, 37,500. All of the outstanding stock options were exercisable as of March 31, 2008.

(4)	On November 14, 2008, as a result of Mr. Kolerus being named the Chairman of our Board, our Board granted to Mr. Kolerus an option to purchase 25,000 Common Shares of our Company stock at $2.19 a share (the closing trading price of the Common Shares on that day), vesting 100% on March 31, 2009, subject only to Mr. Kolerus continuing in his role as Chairman of our Board at that time.

(5)	Mr. Crawford resigned from the Board on June 25, 2008. Mr. R. Andrew Cueva has been appointed to the Board to fill this vacancy.

(6)	Ms. Eileen M. Rudden was appointed to the Board on October 29, 2007 to fill the vacancy of Mr. Thomas C. Sullivan. Mr. Rudden received a pro-rata portion of Director’s fees for the period of her service.

(7)	Mr. Sullivan retired from the Board on October 24, 2007. Mr. Sullivan received a pro-rata portion of Director’s fees for the period of his services. On April 21, 2008, Mr. Sullivan received a payout of $270,950 from the Deferral Plan. The Deferral Plan payout represented fee amounts deferred by Mr. Sullivan during his tenure as a Director.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. In January, 2005, the Board adopted an Amended and Restated Audit Committee Charter, which is available at the Company’s website (www.agilysys.com). The Audit Committee currently consists of four Directors, all of whom are independent in accordance with the rules of The Nasdaq Stock Market, Inc., Section 10A(m) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Board has determined that Mr. Commes is an “audit committee financial expert” as defined by the SEC.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on whether those financial statements conform with United States generally accepted accounting principles, and also audits the internal controls over financial reporting and management’s assessment of those controls. The Audit Committee hires the Company’s independent registered public accounting firm and monitors these processes.

In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company’s management the Company’s 2008 audited financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles. In addition, the Audit Committee discussed with the Company’s financial management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the audit, their evaluation of the Company’s internal controls over financial reporting, including both the design and usefulness of such internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has also received written disclosures from Ernst & Young regarding their independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with the independent registered public accounting firm their independence, and has considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s 2008 audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2008.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Thomas A. Commes, Chairman
Keith M. Kolerus
Robert G. McCreary, III
Eileen M. Rudden

The Audit Committee has reviewed the audit fees of Ernst & Young LLP, the company’s independent registered public accounting firm. Fees for services rendered by Ernst & Young for fiscal years 2008 and 2007 were:

	Audit-Related
Fiscal Year	Audit Fees	Fees	Tax Fees	All Other Fees

2008	$1,836,500	$233,200	$267,000	$-0-
2007	$1,546,300	$376,000	$88,500	$-0-

“Audit Fees” consist of fees billed for professional services provided for the annual audit of the company’s financial statements, annual audit of internal control over financial reporting, review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings. “Audit-Related Fees” generally include fees for employee benefits plan audits, business acquisitions and accounting consultations. “Tax Fees” include tax compliance and tax advice services. “All Other Fees” generally relate to services provided in connection with non-audit acquisition activities.

It is the Audit Committee’s policy that all audit and non-audit services are pre-approved by the Audit Committee. Consistent with its charter, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee between meetings when it is necessary to expedite services, provided that any pre-approvals so delegated are reported to the Audit Committee at its next scheduled meeting. All audit and non-audit services were pre-approved by the Audit Committee consistent with this policy during fiscal years 2008 and 2007.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending March 31, 2009 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as the Company’s independent auditors is not required by the Company’s Amended Code of Regulations or otherwise. However, we are submitting the appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

OTHER MATTERS

Reports will be laid before the Annual Meeting, including a letter from the Chief Executive Officer which accompanies the financial statements of the Company and the Auditor’s Report prepared by independent auditors. The Board of Directors does not expect nor intend to present for consideration any action by shareholders related to any reports to be laid before the Annual Meeting or related to the minutes of the Annual Meeting of Shareholders held on July 27, 2007, which will be read at the Annual Meeting on March 26, 2009, unless a motion to dispense with a reading is adopted.

The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy intend to vote using their best judgment on such matters.

The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies. In addition, the Company has retained Georgeson to assist in the solicitation of proxies. The Company has agreed that Georgeson will be paid a fee not to exceed $125,000, plus reimbursement of reasonable out-of-pocket expenses. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required to furnish the Company with copies of any filed Forms. Based solely on the Company’s review of the copies of Forms it has received, the Company believes that each of its Directors, executive officers and beneficial owners of more than 10% of the Common Shares satisfied the Section 16(a) filing requirements during 2008, with the exception of Kenneth J. Kossin, Jr., and Rita A. Thomas, each of whom made one late Form 4 filing reporting a single stock option grant transaction.

RELATED PERSON TRANSACTIONS

In connection with the move of our headquarters from Ohio to Florida, we provided relocation assistance to our executive officers who were required to relocate to Florida. This relocation assistance included costs related to temporary housing, commuting expenses, sales and broker commissions, moving expenses, costs to maintain the executive’s former residence while it was on the market and the loss, if any, associated with the sale of the executive’s former residence. For more information, see the Summary Compensation Table at page 21 of this Proxy Statement.

All related party transactions with the Company require the prior approval of or ratification by the Company’s Audit Committee. The Company, through its Nominating and Corporate Governance Committee, also makes a formal yearly inquiry of all of its officers and Directors for purposes of disclosure of related person transactions, and any such newly revealed related person transactions are conveyed to the Audit Committee. All officers and Directors are charged with updating this information with the Company’s internal legal counsel.

SHAREHOLDER PROPOSALS

Any shareholder that intends to present a proposal at the 2009 Annual Meeting of Shareholders must ensure the proposal is received by the Company’s Secretary at the Company’s principal executive offices no later than April 12, 2009, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the SEC.

The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2009, unless the Company receives notice of such proposals prior to June 15, 2009.

Any shareholder entitled to vote at the Annual Meeting on March 26, 2009, may make a request in writing and the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must state a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for such Annual Report should be directed to:

Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer
Agilysys, Inc.
28925 Fountain Parkway
Solon, Ohio 44139

You are urged to sign and return your WHITE proxy card promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

If you have any questions or need any assistance in voting your shares please contact the Company’s proxy solicitor:

199 Water Street, 26th Floor
New York, NY 10038
(800) 336-5134 (Toll Free)

Banks and Brokerages please call:
(212) 440-9800

BY ORDER OF THE BOARD OF DIRECTORS

Lawrence N. Schultz
Secretary

February 20, 2009

APPENDIX A

PARTICIPANT INFORMATION

		Number of Common
		Shares Beneficially
Name	Title	Owned

Martin F. Ellis	President, Chief Executive Officer and Director	316,248	(1)
Richard A. Sayers, II	Executive Vice President and Chief Human Resources and Compliance Officer	367,327	(2)
Kenneth J. Kossin, Jr.	Senior Vice President and Chief Financial Officer	5,000	(3)
Charles F. Christ	Director	55,720	(4)
Thomas A. Commes	Director and Director Nominee	90,714	(5)
R. Andrew Cueva	Director and Director Nominee	2,422,932	(6)
Howard V. Knicely	Director and Director Nominee	49,214	(7)
Keith M. Kolerus	Chairman of the Board and Director	57,714	(8)
Robert A. Lauer	Director	60,714	(9)
Robert G. McCreary, III	Director	82,491	(9)
Eileen M. Rudden	Director	13,200

(1)	Includes (i) 177,000 Common Shares which Mr. Ellis had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to him under the 2000 Stock Incentive Plan; and (ii) 58,000 restricted Common Shares which Mr. Ellis was granted under the 2006 Stock Incentive Plan, as to which Mr. Ellis has sole voting power, but no dispositive power until such Common Shares have become vested.

(2)	Includes (i) 254,300 Common Shares which Mr. Sayers had the right to acquire as a result of Mr. Sayer’s eligibility for early retirement within 60 days of January 20, 2009 through the exercise of stock options granted to him under the 1991 Stock Option Plan and the 2000 Stock Incentive Plan; and (ii) 46,400 restricted Common Shares which Mr. Sayers was granted under the 2006 Stock Incentive Plan, as to which Mr. Sayers has sole voting power, but no dispositive power until such Common Shares have become vested. The Company defines eligibility for early retirement as the attainment of 55 years of age and 7 years of continuous service.

(3)	Includes 5,000 Common Shares which Mr. Kossin had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to him under the 2000 Stock Incentive Plan.

(4)	Includes 37,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(5)	Includes 52,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(6)	Comprised entirely of Common Shares beneficially owned by MAK Capital Fund L.P. Mr. Cueva may be deemed to share beneficial ownership in Common Shares that MAK Capital Fund L.P. may be deemed to beneficially own. However, Mr. Cueva disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest in MAK Capital Fund L.P.’s interest in such securities. The inclusion in this table of the shares beneficially owned by MAK Capital Fund L.P. shall not be deemed an admission by Mr. Cueva of beneficial ownership of all of the reported securities.

(7)	Includes 30,000 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

(8)	Includes 22,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan.

(9)	Includes 37,500 Common Shares which the Director had the right to acquire within 60 days of January 20, 2009 through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY’S SECURITIES
BY PARTICIPANTS

The following table sets forth information regarding purchases and sales within the past two years of the Company’s Common Shares by the Company’s Directors, Director nominees and officers who, under the SEC’s rules, are participants in the Company’s solicitation of proxies in connection with the 2008 Annual Meeting. Except as set forth below or as otherwise disclosed in the Proxy Statement, none of the purchase price or market value of the Common Shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Unless otherwise indicated, the business address of each participant is c/o Agilysys, Inc., 28925 Fountain Parkway, Solon, Ohio 44139.

		Number
Name and Address	Date of Sale or Purchase	of Shares

Martin F. Ellis	Grant of restricted stock on May 22, 2007	60,000
President and Chief Executive Officer	Purchase of Common Shares on November 12, 2007	9,000
and Director	Purchase of Common Shares on February 14, 2008	4,000
Agilysys, Inc.	Purchase of Common Shares on November 25, 2008	20,000

Richard A. Sayers, II	Exercise of stock option on February 26, 2007	35,224
Executive Vice President and	Disposed of Common Shares in payment of exercise price
Chief Human Resources and Compliance Officer	or tax liability in connection with the exercise
Agilysys, Inc.	of stock options on February 26, 2007	13,279

	Sale of Common Shares on February 27, 2007	17,000
	Grant of restricted stock on May 22, 2007	48,000

Kenneth J. Kossin, Jr.	None	None
Senior Vice President and
Chief Financial Officer
Agilysys, Inc.

Charles F. Christ	Exercise of stock option on February 20, 2007	22,500
Director — Agilysys, Inc.	Sale of Common Shares on February 20, 2007	22,500
	Grant of restricted stock on May 22, 2007	4,000

	Grant of Common Shares on May 23, 2008	10,200

Thomas A. Commes	Grant of restricted stock on May 22, 2007	4,000
Director — Agilysys, Inc.	Grant of Common Shares on May 23, 2008	10,200

R. Andrew Cueva	See the purchases by affiliates of Mr. Cueva
Director — Agilysys, Inc.	(MAK Capital Fund, L.P.) below.
Managing Director of MAK Capital Fund, L.P.

Howard V. Knicely	Grant of restricted stock on May 22, 2007	4,000
Director — Agilysys, Inc.	Grant of Common Shares on May 23, 2008	10,200

Keith M. Kolerus	Exercise of stock option on February 13, 2007	22,500
Chairman of the Board of Directors	Sale of Common Shares on February 13, 2007	22,500
and Director — Agilysys, Inc.	Grant of restricted stock on May 22, 2007	4,000
Chairman of the Board of Directors —	Grant of Common Shares on May 23, 2008	10,200
ACI Electronics, LLC	Purchase of Common Shares on November 24, 2008	6,000
	Purchase of Common Shares on November 25, 2008	4,000

	Purchase of Common Shares on December 3, 2008	2,000

Robert A. Lauer	Grant of restricted stock on May 22, 2007	4,000
Director — Agilysys, Inc.	Grant of Common Shares on May 23, 2008	10,200

		Number
Name and Address	Date of Sale or Purchase	of Shares

Robert G. McCreary, III	Grant of restricted stock on May 22, 2007	4,000
Director — Agilysys, Inc.	Grant of Common Shares on May 23, 2008	10,200
Principal of CapitalWorks, LLC	Purchase of Common Shares on November 26, 2008	4,500
	Purchase of Common Shares on December 1, 2008	15,000

MAK Capital Fund, L.P.	Purchase of Common Shares on January 22, 2007	26,490
590 Madison Avenue, 9th Floor	Purchase of Common Shares on January 23, 2007	19,400
New York, New York 10022	Purchase of Common Shares on January 24, 2007	6,600
	Purchase of Common Shares on January 25, 2007	10,596
	Purchase of Common Shares on January 26, 2007	10,100
	Purchase of Common Shares on January 29, 2007	22,700
	Purchase of Common Shares on January 30, 2007	29,100
	Purchase of Common Shares on January 31, 2007	2,728
	Purchase of Common Shares on February 1, 2007	3,410
	Purchase of Common Shares on February 5, 2007	25,000
	Sale of Common Shares on March 5, 2007	(13,180)
	Purchase of Common Shares on May 2, 2007	1,500
	Purchase of Common Shares on August 7, 2007	21,900
	Purchase of Common Shares on August 8, 2007	30,000
	Purchase of Common Shares on August 8, 2007	63,300
	Purchase of Common Shares on August 9, 2007	16,700
	Purchase of Common Shares on August 9, 2007	129,069
	Purchase of Common Shares on August 10, 2007	94,656
	Purchase of Common Shares on August 13, 2007	8,700
	Purchase of Common Shares on August 14, 2007	22,743
	Purchase of Common Shares on August 15, 2007	27,878
	Purchase of Common Shares on August 16, 2007	31,300
	Purchase of Common Shares on August 20, 2007	29,600
	Purchase of Common Shares on November 8, 2007	6,082
	Purchase of Common Shares on November 9, 2007	19,700
	Purchase of Common Shares on November 12, 2007	9,507
	Purchase of Common Shares on November 15, 2007	25,927
	Purchase of Common Shares on November 16, 2007	52,320
	Purchase of Common Shares on November 19, 2007	46,548
	Purchase of Common Shares on November 20, 2007	7,900
	Purchase of Common Shares on November 27, 2007	20,300
	Purchase of Common Shares on November 28, 2007	24,502
	Purchase of Common Shares on November 29, 2007	12,729
	Purchase of Common Shares on December 3, 2007	23,700
	Purchase of Common Shares on December 4, 2007	17,300
	Purchase of Common Shares on December 5, 2007	20,097
	Purchase of Common Shares on December 6, 2007	18,600
	Purchase of Common Shares on December 7, 2007	16,100
	Purchase of Common Shares on December 10, 2007	26,600
	Purchase of Common Shares on December 11, 2007	25,100
	Purchase of Common Shares on December 12, 2007	28,614
	Purchase of Common Shares on December 13, 2007	300
	Purchase of Common Shares on December 14, 2007	3,000
	Purchase of Common Shares on December 17, 2007	300
	Purchase of Common Shares on December 18, 2007	29,084
	Purchase of Common Shares on December 19, 2007	31,600
	Purchase of Common Shares on December 19, 2007	1,900
	Purchase of Common Shares on January 25, 2008	25,196
	Purchase of Common Shares on January 28, 2008	23,720
	Purchase of Common Shares on January 29, 2008	7,400
	Sale of Common Shares on January 31, 2008	(134,000)
	Purchase of Common Shares on February 1, 2008	13,800
	Purchase of Common Shares on February 1, 2008	83,538
	Purchase of Common Shares on February 14, 2008	31,279
	Purchase of Common Shares on February 15, 2008	23,355
	Purchase of Common Shares on February 19, 2008	25,600

		Number
Name and Address	Date of Sale or Purchase	of Shares

	Purchase of Common Shares on February 21, 2008	40,780
	Purchase of Common Shares on February 22, 2008	47,871
	Purchase of Common Shares on February 25, 2008	22,400
	Purchase of Common Shares on February 26, 2008	37,146
	Purchase of Common Shares on February 27, 2008	16,200
	Purchase of Common Shares on February 28, 2008	15,600
	Purchase of Common Shares on March 3, 2008	14,649
	Purchase of Common Shares on March 4, 2008	21,600
	Purchase of Common Shares on March 31, 2008	39,300
	Purchase of Common Shares on April 1, 2008	27,653
	Purchase of Common Shares on April 2, 2008	95,898
	Purchase of Common Shares on April 2, 2008	27,400
	Purchase of Common Shares on April 3, 2008	45,495
	Purchase of Common Shares on April 4, 2008	22,700
	Purchase of Common Shares on April 7, 2008	25,259
	Purchase of Common Shares on April 25, 2008	16,900
	Purchase of Common Shares on April 28, 2008	35,000
	Purchase of Common Shares on April 29, 2008	27,000
	Purchase of Common Shares on April 30, 2008	74,010
	Purchase of Common Shares on May 1, 2008	30,085
	Purchase of Common Shares on May 2, 2008	39,791
	Purchase of Common Shares on May 29, 2008	75,897
	Purchase of Common Shares on May 29, 2008	20,000
	Purchase of Common Shares on May 30, 2008	66,400
	Purchase of Common Shares on June 2, 2008	94,207
	Purchase of Common Shares on November 24, 2008	56,403
	Purchase of Common Shares on November 25, 2008	74,903
	Purchase of Common Shares on November 26, 2008	500
	Purchase of Common Shares on December 2, 2008	16,131

INFORMATION REGARDING ANY CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS INVOLVING AGILYSYS, INC. COMMON SHARES AND THE PARTICIPANTS

The following table sets forth certain information with respect to stock options granted to each of the Participants within the last year.

		Number of Common
		Shares Underlying	Exercise Price Per
Name	Date	Options Granted	Share

Martin F. Ellis	November 14, 2008	150,000	$2.19
Keith M. Kolerus	November 14, 2008	25,000	$2.19

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as provided in this Appendix or otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no associate of any person listed above under “Participant Information” beneficially owns any Common Shares or other securities of the Company. In addition, except as described in this Appendix or otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no person listed above under “Participant Information” or any of his or her associates, is either a party to any transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, (1) in which the Company or any of the Company’s subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 or (3) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

To the best of the Company’s knowledge, except as described in this Appendix or as otherwise disclosed in this Proxy Statement, no person listed above under “Participant Information” or any of his or her associates has entered into an arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or any future transactions to which the Company or any of its affiliates will or may be a party. In addition, to the best of the Company’s knowledge, except as described in this Appendix or otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings with any of the persons listed above under “Participant Information” within the past year and any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

To the best of the Company’s knowledge, except as described in this Appendix or as otherwise disclosed in this Proxy Statement, none of the persons listed above under “Participant Information” beneficially owns any securities of any subsidiary of the Company. Except as described in this Appendix or as otherwise disclosed in this Proxy Statement, to the best of the Company’s knowledge, no person listed above under “Participant Information” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2008 Annual Meeting.

There are no material proceedings to which any person listed above under “Participant Information” or any associate of any such person is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among the directors, director nominees and executive officers of the Company.

c/o National City Bank Shareholder Services Operations LOC 5352 P.O. Box 94509 Cleveland, OH 44101-4509
Proxy card must be signed and dated below.
ò     Please fold and detach card at perforation before mailing.     ò

ANNUAL MEETING OF SHAREHOLDERS — March 26, 2009 This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Martin F. Ellis and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:00 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given.

Signature(s)

Title
Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.
Dated:                                                               , 2009.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

YOUR VOTE IS IMPORTANT

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card using the self-addressed, stamped envelope provided today. If you are signing as an executor, administrator or trustee, please be sure to include proper title. If you a joint owner, each owner should sign, if possible.
After signing the enclosed WHITE Proxy Card do not sign or return any gold proxy card sent to you by Ramius. Remember – only your latest dated proxy will determine how your shares are to be voted at the meeting.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.
199 Water Street, 26th Floor
New York, NY 10038
Stockholders Call Toll Free (800) 336-5134
Banks and Brokers (212) 440-9800

Proxy card must be signed and dated below.
ò     Please fold and detach card at perforation before mailing.     ò

PROXY
The undersigned hereby authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted FOR such proposal. The Board of Directors recommends a vote FOR proposals 1 and 2.
If cumulative voting is in effect, the Proxy holders intend to cumulate votes for the election of all or any one or more of the Board of Directors’ nominees, Thomas A. Commes, R. Andrew Cueva and Howard V. Knicely. THIS PROXY CARD GIVES THE PROXY HOLDERS FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. COMMES, CUEVA AND KNICELY, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD, IN WHICH CASE NO VOTES REPRESENTED BY THIS PROXY CARD WILL BE CAST FOR ANY DIRECTOR FOR WHOM AUTHORITY TO VOTE IS SO WITHHELD.
1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Thomas A. Commes                    R. Andrew Cueva                    Howard V. Knicely
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:
     ☐ FOR                               ☐ AGAINST                               ☐ ABSTAIN
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE